SCHEDULE 14C AND 14F- INFORMATION
                           (Rule 14c-10 & Rule 14f-10)


    Information Statement Pursuant to Section 14(c) and Section 14(f) of the
                Securities Exchange Act of 1934 (Amendment No. 4)


                           Check the appropriate box:

     [X] Preliminary Information Statement [ ] Confidential, for use of the
   [ ] Definitive Information Statement Commission only (as permitted by Rule
                                  14c-5(d)(2))

                                  DOMINIX, INC.
                (Name of Registrant as Specified in Its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] No Fee Required.

   [ ] Fee computed on table below per Exchange Act Rules 14c- 5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                       N/A

4) Proposed maximum aggregate value of transaction:

5) Total Fee Paid.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                                  DOMINIX, INC.
                               95 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747


Information Statement pursuant to Sections 14(C) and 14(F) of the Securities and Exchange Act of 1934

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being mailed on or about May ___, 2004 to the holders of record at the close of business on April 15, 2004 of the shares of common stock, $.001 par value per share of Dominix, Inc., in connection with its merger with Jade Entertainment Group, Inc., a New York corporation and the appointment of certain persons to its Board of Directors other than at a meeting of the shareholders.

This information statement is also being mailed to Dominix's shareholders in connection with a proposed action by written consent to authorize and approve:

1. An amendment and restatement of its Certificate of Incorporation which:

     o    changes its name to "110 Media Group, Inc.";

     o reverse splits the outstanding shares of its common stock one-for-two hundred;

     o changes the number of shares of common stock the company is authorized to issue to 50,000,000; and

     o increases the number of shares of preferred stock, no par value, it is authorized to issue from 5,000,000 to 10,000,000.

2. The adoption of Dominix's 2003 Equity Incentive Plan.

The amendment and restatement of our Certificate of Incorporation is being made to effectuate the merger with Jade Entertainment Group, Inc.

We have obtained all necessary corporate approvals in connection with the foregoing actions and your consent is not required and is not being solicited in connection with the approval of the foregoing actions. Section 228 of the Delaware General Corporation Law and our bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. On November 25, 2003, stockholders that owned 19,231,410 shares of our common stock, and holders of our Series A Preferred Stock owning 2,824,999 shares this class and entitled to vote 564,999,800 shares of the Common Stock which in combination constituted 66% of the outstanding shares entitled to vote, executed written consents to approve the foregoing actions. The corporate action will be effective 20 days after the mailing of this information statement.

We are distributing this information statement pursuant to the requirements of Sections 14(c) and 14(f) of the Securities Exchange Act of 1934.

The entire cost of furnishing this information statement will be borne by Dominix. We have requested brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. Expenses in connection with the distribution of this information statement will be paid by us and are anticipated to be less than $10,000.

              SUMMARY OF MERGER WITH JADE ENTERTAINMENT GROUP, INC.

The following summary highlights the material terms of the merger with Jade Entertainment Group, Inc. ("Jade"). This summary does not contain all of the information that may be important for you to consider in evaluating the merger. You should read this entire information statement and the other documents attached to this information statement in their entirety to fully understand the merger and its consequences to you.

Since its inception in July 2001, Jade has been developing its technology, marketing its website to advertisers and building consumer awareness of its website and services. Jade operates AskJade.com, a specialty search engine for the adult entertainment industry. Its search engine allows Internet users to enter a word, phrase of plain English query describing what they want to locate on the Internet. Jade's search engine then displays a selection of websites related to that query. Advertisers can determine exactly where on the results page their website link will appear for any given query. Jade recognizes its website revenue based on the affiliate/referral program. An affiliate/referral program is revenue sharing agreements, which are set up by companies selling products and services. As a website and search engine owner, Jade puts companies advertisement banners on its website. When a customer clicks on an affiliate company's banner or hyperlink located on Jade's website, they are sent to that affiliate company's website. If the customer purchases products or services on our affiliate company's website, we are entitled to a percentage of that purchase. At the time of purchase, the payment is transmitted to a third party processing center who in turn distributes the payment, net of their commissions, to Jade and our affiliate. The percentage of the purchase price we receive varies from customer to customer and ranges from 5% to 10% of the purchase price of the goods or services sold. We recognize revenue once the product/services has been purchased.

Jade also recently commenced a new business line of selling proprietary adult content on DVD format culled from a foreign film library that it recently acquired. In February 2004, Jade entered into an agreement with a third party distributor to sell the DVD's to both wholesalers and retailers and in April 2004, the first title was shipped. Jade expects to release between six and eight videos in 2004, however, the time frame of these releases is subject to change.

PURCHASE PRICE

We acquired Jade in a merger by issuing 82,167 shares of our Series B Preferred Stock and 85,000,000 shares of our common stock to the stockholders of Jade. Jade merged into our wholly owned subsidiary, Jade Acquisition Corp. Each share of Series B Preferred Stock converts into 9,506.74 shares of our common stock or 781,140,000 shares of pre-split common stock. Accordingly, Jade stockholders will own an aggregate of 4,330,700 shares or approximately 50% of the issued and outstanding shares of our common stock after taking into account the following:

     o    1 for 200 reverse split;

     o    conversion of Series A Preferred Stock;

     o    conversion of Series B Preferred Stock; and

     o reserve of 330,000 shares to settle approximately $265,000 of outstanding claims against Dominix.

The 330,000 shares will be used to settle the following matters:

     o In July 2002 Robert Fierman, Esq., a former attorney for the Company commenced an action against Dominix seeking payment of legal fees in the amount of $22,230.52. In full settlement of all claims of Mr. Fierman against Dominix, we agreed to issue Mr. Fierman 10,000 post-split shares of common stock.

     o In September 2003, Dominix entered into three settlement agreements with five investors who invested an aggregate of $112,000 into Dominix in exchange for convertible debentures. Dominix agreed to issue an aggregate of 189,000 post-split shares of common stock to five such investors.

     o There remains outstanding $130,000 principal amount of convertible Debentures which we seek to settle for 131,000 post-split shares of common stock.

The following table illustrates the ownership of our common stock before and after the reverse split and issuance of common stock upon conversion of both classes of outstanding preferred stock, conversion of the notes issued in the private offering and issuance of shares under the equity plan and issuance of shares as part of settlement of certain claims against Dominix.

-------------------------------------- ---------------- ----------------- -------------- -------------------
                                          Number of      Percentage of      Number of      Percentage of
                                         Pre-Split         Pre-Split       Post-Split       Post-Split
Name of Group                              Shares          Ownership         Shares          Ownership
-------------------------------------- ---------------- ----------------- -------------- -------------------
Existing unaffiliated stockholders       112,140,105           56.9%          560,700             5.8%
Equity grant recipients                          -0-             N/A          500,000             5.2%
Note holders                                     -0-             N/A          575,000             6.0%
Series A shareholders                            -0-             N/A        3,439,999            35.8%
Jade shareholders                         85,000,000           43.1%        4,330,700            45.1%
Recipient's of settlement shares                 -0-             N/A          199,000(1)          2.1%
Total                                    197,140,105            100%        9,605,399             100%
-------------------------------------- ---------------- ----------------- -------------- -------------------

(1) The issuance of these shares will be used to settle approximately $135,000 of claims and indebtedness against us. There remains approximately $130,000 of additional indebtedness that we intend to settle by issuing up to an additional 131,000 shares of our post-split common stock.

FINANCING

As a condition to the merger with Jade, Dominix agreed to provide funding for Jade in a minimum amount of $500,000. In furtherance of this condition, Mr. Edward W. Gordon, an unaffiliated accredited investor, loaned Dominix $50,000 on October 1, 2003. These monies were advanced to Jade for working capital as part of the $500,000 commitment. On December 1, 2003 we completed a private offering of our 7% convertible notes in the principal amount of $525,000. Mr. Gordon agreed to convert his loan into the 7% convertible note thereby increasing the principal amount of these notes to $575,000. We received net proceeds of $522,500. The offering was made to the following six unaffiliated accredited investors (including Mr. Gordon):

         Capital Growth Equity Fund I, LLC           $100,000
         Nicholas Romano                             $100,000
         Lawrence Wiener                             $200,000
         Andrew Sirlin                               $ 25,000
         Edward W. Gordon                            $ 50,000
         Fenway Advisory Group Pension
            & Profit Sharing Plan                    $100,000
                                                     --------
                  Total                              $575,000

The principal and accrued interest of the notes are convertible into units of our securities. For each $1.00 converted, the investor will receive one (1) share of post-reverse split common stock and one-half of a warrant to purchase our common stock for a two year period at an exercise price of $1.75 per share. Accordingly, the aggregate principal amount of the notes converts into a total of 575,000 shares of post-reverse split common stock and 287,500 warrants.

We used the net proceeds of the private offering of $522,500 to pay outstanding indebtedness of Dominix of approximately $20,000 and the balance was used to fund the operations of Jade.

PLACEMENT AGENT

Adelphia Capital LLC acted as placement agent for the private offering. Adelphia received a gross commission of $52,500 for placing the notes, a portion of which was paid to a sub-placement agent CGF Securities, LLC. Additionally, we issued CGF Securities LLC as a selling agent commission 10,000 warrants to purchase our post-split common stock at an exercise price of $1.00 per share, exercisable for five years and 5,000 warrants to purchase our post-split common stock at $1.75 per share, exercisable for three years.

APPROVAL OF SHAREHOLDERS IS NOT NECESSARY

The acquisition of Jade was structured so that the principals of Jade would have enough control and voting power to be able to approve, without a vote of disinterested stockholders all of the corporate actions required for the transactions described in this information statement. The amendment to our certificate of incorporation is necessary under the terms of the merger agreement between Dominix and Jade because we do not have enough authorized common shares to complete the merger. Such amendment has been approved by consent and you cannot prevent these actions from occurring.

               INFORMATION RELATING TO THE COMPANY'S VOTING STOCK

The shares of Common Stock and the shares of Series A Preferred Stock and a newly created Series B Preferred Stock issued to the shareholders of Jade in connection with the Jade Merger are the only classes of voting securities currently outstanding. The Company is authorized to issue 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Each share of Common Stock is entitled to one vote per share on all matters submitted to a vote of the shareholders. Each share of Series A Preferred Stock is entitled to two hundred
(200) votes per share on all matters submitted to a vote of the shareholders. Each share of Series B Preferred Stock is entitled to approximately 9,506.74 votes per share on all matters submitted to a vote of the shareholders. As of April 15, 2004, the Company had 197,140,105 shares of Common Stock outstanding, which is the same number of votes this class is entitled to cast, 3,439,999 shares of Series A Preferred Stock outstanding, which entitles this class to have an aggregate of 687,999,800 votes cast and 82,167 shares of Series B Preferred Stock outstanding, which entitles this class to have an aggregate of 781,140,000 votes cast on Stockholder Matters.

                        CHANGES OF CONTROL OF THE COMPANY

Effective with the closing of our merger with Jade on December 5, 2003, Raymond Barton and Timothy Schmidt, management of Jade, were appointed by our sole director as Dominix's Chief Executive Officer and President, respectively. Ten days after the mailing of this information statement, the sole director, Mr. Andrew J. Schenker, will nominate and elect Messrs. Schmidt and Barton to our Board of Directors and he will resign all his positions with us. Based on Dominix's Bylaws, the number of directors constituting the Board shall never be less than one and shall be determined by the Board. Furthermore, vacancies and newly-created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, or by the sole director. Based on the foregoing, Mr. Schenker has full authority to appoint Messrs. Schmidt and Barton to the Company's Board of Directors without shareholder approval and Mr. Schenker decided not to seek shareholder approval. There are no other understandings or arrangements between Mr. Schenker and the new management team.

Prior to the merger with Jade, we had no significant assets and were a "shell" company with no operations. As a result of the merger with Jade, the shareholders of Jade received our newly created Series B Preferred Stock convertible into 781,140,000 shares of common stock, which together with the issuance of 85,000,000 shares of our common stock equals approximately fifty percent (50%) of the company's common stock on a fully diluted basis as of the date of the closing of that transaction. As of the merger with Jade, Messrs. Barton and Schmidt became "control persons" of the company, as that term is defined in the Securities Act of 1933, as amended. Pursuant to Rule 405 of the Securities Act, the term (control including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether though ownership of voting securities, by contract or otherwise. Mr. Schenker delivered his letter of resignation as President of Dominix effective upon such appointments and intends to deliver a letter of resignation as a member of Dominix's Board of Directors effective 10 days after the mailing of this information statement.

                               BOARD OF DIRECTORS

GENERAL

Management of the company, prior to the merger with Jade is set forth below:

         Name                       Age     Position
         ----                       ---     --------
         Andrew J. Schenker         44      President, Treasurer, Secretary and
                                            Sole Director

Mr. Schenker was appointed Director, President and Secretary of the Company on April 30, 2002. Mr. Schenker became the sole director of the Company in April 2003. Since January 2002, Andrew J. Schenker has also been the President of CDKnet.com, Inc. where he has also been a director since May, 1998. Effective November, 2003, Mr. Schenker became the Senior Vice President and Chief Financial Officer of Genio Group, Inc. Prior to November 2003, Mr. Schenker was a Director of Genio Group, Inc. since October 2002 when it was known as National Management Consulting, Inc. From November 1986 to May 2001, he held several financial management positions at Symbol Technologies, Inc., most recently at the position of General Manager for Education Marketing-Worldwide at Symbol Technologies, Inc. He is also the trustee for several trusts and a public foundation, as well as an executive committee member of the Smithtown Central School District Industry Advisory Board. Mr. Schenker is a graduate of Hofstra University where he received a Bachelor of Arts Degree in Accounting in 1982.

Ten days after mailing this information statement, Mr. Schenker will resign as our sole director and will nominate and elect the following individuals to our Board of Directors:

         Name                       Age     Position
         ----                       ---     --------
         Raymond Barton             33      CEO
         Timothy Schmidt            32      President

Raymond Barton and Timothy Schmidt co-founded Jade Entertainment Group, Inc. Mr. Barton has served as the Chairman of the Board of Directors and Chief Executive Officer of Jade Entertainment Group, Inc. since inception Mr. Barton also serves as Chairman of the Board of Directors and President of MarketShare Recovery, Inc. since inception in November 2000. Prior to co-founding Jade Entertainment Group, Inc. and MarketShare Recovery, Inc., Mr. Barton was a stock broker at Meyers Pollock Robbins from March 1997 to December 1997, and at Continental
Broker Dealers from December 1996 to March 1997 where he served as a retail broker. Mr. Barton also served as Business Development Manager with PcQuote, Inc. from September 1997 to February 1999 and was in charge of developing business contacts and negotiating joint ventures. Mr. Barton served as Executive Vice President of Financialweb.com from February 1999 to September 1999, where his responsibilities included managing the production of online content. Mr. Barton served as the CEO/President of Thinkersgroup, Inc., a mobile wireless software developer, from September 1999 to November 2000 where he developed the Company's business. Mr. Barton attended the State University of New York at Farmingdale, and received a Bachelor of Arts Degree in criminal justice from New York City Police Academy in 1991.

Timothy Schmidt has served as the President and as a Director of Jade since its inception. Mr. Schmidt also serves as the Vice President and a director of MarketShare Recovery, Inc. since its inception in November 2000. Prior to these positions, Mr. Schmidt served as Chief Operating Officer for Thinkersgroup, Inc., a wireless developer of software applications, from September 1999 to November 2000 where he managed company operations, administration and human resources. Mr. Schmidt attended the State University of New York at Farmingdale where he studied Business Administration from 1989 through 1991.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2004, information with respect to the securities holdings of all persons which we, pursuant to filings with the Securities and Exchange Commission, have reason to believe may be deemed the beneficial owners of more than 5% of our outstanding common stock, Series A

Preferred Stock and Series B Preferred Stock Also set forth in the table is the beneficial ownership of all shares of our outstanding stock, as of such date, of all officers and directors, individually and as a group.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Percent of
                                                                                                                 Beneficial
                                                                                                                 Ownership &
                                                           Before        After       Before         After       Voting Power
                                                            Jade         Jade        Reverse       Reverse          After
Name and Address               Class (1) (2)             Acquisition  Acquisition     Split         Split          Reverse
                                                                                                                  Split (6)
------------------------------------------------------------------------------------------------------------------------------
Andrew Schenker            Common                            --           --           --         150,000(6)        1.56%
Director                   Series A Preferred Shares       100,000      100,000      100,000          --
c/o Dominix, Inc.          Series B Preferred Shares         --           --           --             --
95 Broadhollow Rd.
Melville, NY 11747

Ray Barton                 Common                            --       39,022,921   39,022,921    2,027,088(6)       21.1%
Chief Executive Officer    Series A Preferred Shares         --           --           --             --
c/o Dominix, Inc.          Series B Preferred Shares         --        37,796.82    37,796.82         --
95 Broadhollow Rd.
Melville, NY 11747

Timothy Schmidt            Common                            --       19,512,558    19,512,558   1,031,050(6)      10.73%
President                  Series A Preferred Shares         --           --           --             --
c/o Dominix, Inc.          Series B Preferred Shares         --        18,898.41    18,898.41         --
95 Broadhollow Rd.
Melville, NY 11747

Alan Cohen (3)             Common                            --            0            0         120,000(6)        1.25%
Chief Financial Officer    Series A Preferred Shares         --           --           --             --
c/o Dominix, Inc.          Series B Preferred Shares         --           --           --             --
95 Broadhollow Rd.
Melville, NY 11747

Steven A. Horowitz (4)     Common                         4,500,000    4,500,000    4,500,000     756,166(6)        7.87%
c/o Morritt Hock           Series A Preferred Shares       693,666      693,666      693,666          --
Hamroff & Horowitz         Series B Preferred Shares         --           --           --             --
400 Garden City Plaza
Suite 202
Garden City, NY 11530

Snapper Partners LLC (5)   Common                         4,500,000    4,500,000    4,500,000      567,500           5.9%
545 Madison Avenue         Series A Preferred Shares       545,000      545,000      545,000          --
6th Floor                  Series B Preferred Shares         --           --           --             --
New York, NY  10022

All Officers and           Common                                                                 3,328,138        34.64%
Directors
as a Group (4 persons)

(1) Holders of Series A Preferred Stock are each entitled to 200 votes per share and holders of Series B Convertible Preferred Stock are entitled to 9,506.74 votes per share.

(2) Series A and B Preferred Shares are converted to common stock effective upon the reverse split.

(3) The shares, provided Mr. Cohen is still employed by us, vest according to the following schedule: 40,000 shares vesting and deliverable post the effectiveness of the reverse split and an aggregate of 60,000 shares vesting upon the twelve (20,000), eighteen (20,000) and twenty-four (20,000) month anniversaries of the effective date of his employment.

(4) Does not include 100,000 shares of Series A Preferred Stock held by the law firm of Morrit Hock Hamroff & Horowitz, of which Mr. Horowitz is a partner. Also does not include 4,500,000 pre-split shares of common stock and 50,000 shares of Series A Preferred Stock held by CDKNet.com, Inc. a company in which Mr. Horowitz is a shareholder and a director and officer.

(5) Does not include 165,000 shares of Series A Preferred Stock each held by Peter Christos and Arnold Kling, individually, the managing members of Snapper Partners, LLC and 4,500,000 pre-split shares of common stock held by Mr. Kling.

(6) Includes shares to be issued under the 2003 Equity Incentive Plan.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

For the fiscal year ended December 31, 2003, Dominix did not pay any compensation to any officers or directors, except that Raymond Barton and Timothy Schmidt each received $5,769 in compensation from Dominix in December 2003. In addition, in the fiscal year ended December 31, 2002, we did not pay any compensation to any officers or directors.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table shows certain compensation information for services rendered to Dominix in all capacities for the fiscal years ended December 31, 2001, 2002 and 2003. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------- --------------------------------------------- -----------------
                                                                                                     Long Term
                                                                Annual Compensation                 Compensation
--------------------------------------------------- --------------------------------------------- -----------------
                                                      Fiscal Year
                                                    Ended December                                   Options/SARS
Name and Principal Position                               31          Salary ($)     Bonus ($)           (#)
--------------------------------------------------- ---------------- -------------- ------------- -----------------
Andrew J. Schenker (1)                                   2003             $0             $0             -0-
Former President and Director                            2002             $0             $0             -0-
                                                         2001             $0             $0             -0-

James W. Zimbler (2)                                     2003             $0             $0             -0-
Former Chairman and Chief Executive Officer              2002             $0             $0             -0-
                                                         2001             $0             $0             -0-

Enrique J. Abreu (3)                                     2003             $0             $0             -0-
Former Chairman and Chief Executive Officer              2002             $0             $0             -0-
                                                         2001        $175,000 (4)        $0        1,000,000 (5)

Ric Cmiel (6)                                            2003             $0             $0             -0-
Former Director                                          2002             $0             $0             -0-
                                                         2001             $0             $0        1,000,000 (5)

Raymond Barton (7)                                       2003           $5,769           $0             -0-
Chief Executive Officer                                  2002             $0             $0             -0-
                                                         2001             $0             $0             -0-

Timothy Schmidt(8)                                       2003           $5,769           $0             -0-
President                                                2002             $0             $0             -0-
                                                         2001             $0             $0             -0-

Alan Cohen (9)                                           2003             $0             $0             -0-
Chief Financial Officer                                  2002             $0             $0             -0-
                                                         2001             $0             $0             -0-

(1) Mr. Schenker became a director of Dominix in April 2002 and in April 2003 he became Chairman of the Board of Directors and President of Dominix. On December 5, 2003 Mr. Schenker resigned as President of Dominix.

(2) Mr. Zimbler resigned from his positions as Chairman and Chief Executive Officer of Dominix effective April 8, 2003.

(3) Mr. Abreau resigned as Chairman and Chief Executive Officer of Dominix in April 2002.

(4)  His salary was accrued but not paid during this period.

(5) Represents restricted stock awards issued April 29, 2002 and is pre-Reverse Split.
(6)  Mr. Cmiel resigned his position as a Director of Dominix in April 2002.

(7)  Mr. Barton became Dominix's Chief Executive Officer on December 5, 2003.

(8)  Mr. Schmidt became Dominix's President on December 5, 2003.

(9)  Mr. Cohen became Dominix's Chief Financial Officer on December 8, 2003.

SUMMARY COMPENSATION TABLE - JADE

The Summary Compensation Table shows certain compensation information for services rendered to Jade in all capacities for the fiscal years ended December 31, 2001, 2002 and 2003. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.
                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------
                                                                                                 Long Term
                                                            Annual Compensation                 Compensation
---------------------------------------------------------------------------------------------------------------
                                                  Fiscal Year
                                                Ended December                                  Options/SARS
Name and Principal Position                           31          Salary ($)     Bonus ($)          (#)
---------------------------------------------------------------------------------------------------------------
Timothy Schmidt                                      2003             $0             $0             -0-
President and Chief Executive Officer                2002           $13,750          $0             -0-
                                                     2001             $0             $0             -0-

Ray Barton                                           2003             $0             $0             -0-
Chief Technology Officer, Chief Operating            2002             $0             $0             -0-
Officer and Chairman of the Board                    2001             $0             $0             -0-

Alan Cohen (1)                                       2003             $0             $0             -0-
Chief Financial Officer                              2002             $0             $0             -0-
                                                     2001             $0             $0             -0-

(1) Mr. Cohen became Jade's Chief Financial Officer on December 8, 2003.

                             OPTION/SAR GRANTS TABLE

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                                                   % of Total
                                                                  Options/SARs
                                                                   Granted to     Exercise or
                                      Fiscal     Options/SARs     Employees in     Base Price    Expiration
Name                                    Year      Granted (#)      Fiscal Year       ($/Sh)         Date
------------------------------------- --------- ---------------- ---------------- ------------- -------------
Enrique Abreu                           2002        -0-(1)            0.0%            -0-            --
Former Chairman of the Board and
Chief Executive Officer


James W. Zimbler                        2002        -0-(1)            0.0%            -0-            --
Former Chairman of the Board and
Chief Executive Officer


Andrew J. Schenker                      2002        -0-(1)            0.0%            -0-            --
President and Director


Ric Cmiel                               2002        -0-(1)            0.0%            -0-            --
Director

 (1) No options were granted during fiscal year 2002.


                  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE

                                                                                                Value of
                                                                           Number of          Unexercised
                                                                          Unexercised         In-the-Money
                                                                        Options/SARs at     Options/SARs at
                                                Shares       Value         FY-End (#)        FY-End ($)(1)
                                      Fiscal  Acquired on   Realized     Exercisable /       Exercisable /
Name                                   Year   Exercise (#)    ($)        Unexercisable       Unexercisable
------------------------------------- ------- ------------- --------- --------------------- -----------------
Enrique Abreu                          2002       -0-         -0-      (E) -0- / (U) -0-     (E)$0 / (U)$0
Former Chairman of the Board and
Chief Executive Officer

James W. Zimbler                       2002       -0-         -0-       (E) -0- /(U)-0-      (E)$0 / (U)$0
Former Chairman of the Board and
Chief Executive Officer

Andrew J. Schenker                     2002       -0-         -0-       (E) -0- (U) -0-      (E)$0 / (U)$0
President and Director

Ric Cmiel                              2002       -0-         -0-       (E) -0- (U) -0-      (E)$0 / (U)$0
Former Director

   (1) There were no outstanding options held by any of our officers or directors during the fiscal year ended December 31, 2003. Based upon the closing price of our common stock of $.02 per share as reported on the NASDAQ OTC Bulletin Board as of December 31, 2003.

In addition to the foregoing, the Board of Directors and a majority of our shareholders approved the 2003 Equity Incentive Plan. Additional information concerning the Equity Incentive Plan is set forth under the caption "Approval of the 2003 Equity Incentive Plan," below.

             APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

At present, we are authorized to issue 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our Sole Director approved an amendment and restatement of our Certificate of Incorporation to:

     o    change the corporate name to "110 Media Group, Inc.";

     o reverse split the outstanding shares of common stock one-for-two hundred;

     o change the number of shares we are authorized to issue after the reverse split to 50,000,000;

     o and increase the number of shares of preferred stock, no par value to 10,000,000.

Among the factors we considered in determining the size of the reverse split was a target price range of $2.00 and $2.50 and avoiding the loss of a significant number of stockholders owning at least 100 shares of our common stock. Based on the most recent bid price of $.01 per share, a one-for-two hundred reverse split would theoretically result in a price per share of $2.00. The sole member of the board of directors determined that a one-for-two hundred reverse split adequately balanced these objectives. The theoretical price ranges should not be interpreted as an estimate of value or a prediction of any market price. A copy of the restated and amended Certificate of Incorporation substantially in the form it will be filed with the Secretary of the State of Delaware is attached hereto as Appendix A.

CHANGE OF CORPORATE NAME

Our name change to "110 Media Group, Inc." will be effective upon the filing with the Secretary of State of Delaware an amendment and restatement to our Certificate of Incorporation. We believe the new name better describes the new direction and focus of the company.

REVERSE SPLIT

The reverse split will become effective upon filing with the Secretary of State of Delaware an amendment and restatement to our Certificate of Incorporation. The closing bid price of our common stock on April 15, 2004 was $.007.

Each share of common stock outstanding at the effective date of the reverse split, will automatically become one-two hundredth of a share. Presently, each share of Series B Preferred Stock is convertible into approximately 9,506.74 shares of common stock. Upon the reverse split each share of Series B Preferred Stock will convert into 47.543 shares of common stock. At present, each share of Series A Preferred Stock is convertible into 200 shares of common stock. Upon the reverse split each share of Series A Preferred Stock will convert into one share of common stock.

The table below sets forth, as of the record date the following information both before and after the proposed reverse split:

     o    the number of issued and outstanding shares of common stock;

     o    the number of shares of common stock reserved for issuance;

     o the number of authorized but unissued and unreserved shares of common stock.

                                                   PRE-REVERSE SPLIT    POST-REVERSE SPLIT
                                                   -----------------    ------------------
Number of issued and outstanding shares of
common stock                                           197,140,105           9,605,399

Number of shares of common stock reserved for
issuance                                             1,810,539,800             433,500

Number of authorized but unissued and
unreserved shares of common stock                          0                39,961,101
Total                                                                       50,000,000

                     PRINCIPAL EFFECTS OF THE REVERSE SPLIT

The principal effects of the Reverse Split will be as follows:

Based upon the 197,140,105 shares of common stock outstanding on the record date, the reverse split would decrease the outstanding shares of Common Stock by 200% or to approximately 985,700 shares. Upon the effectiveness of the reverse split and the completion of the merger with Jade, the conversion of the Series A Preferred Stock and the conversion of the Series B Preferred Stock, the issuance of 575,000 post-split shares to the investors in our private placement, and the issuance of 199,000 post-split shares to settle certain claims against us and 500,000 shares to be issued under the 2003 Equity Incentive Plan, there will be 9,605,399 shares of common stock issued and outstanding.

The Company will obtain a new CUSIP number for the common stock at the time of the reverse split. Following the effectiveness of the reverse split, every 200 shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one share of common stock.

Subject to the provisions for elimination of fractional shares, as described below, consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

                       PURPOSES OF THE REVERSE STOCK SPLIT

The reverse split will decrease the number of shares of common stock outstanding and presumably increase the per share market price for the common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at or under $1.00 per share as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

Many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of lower priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stocks. This is because the brokerage commission on a sale of a lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue.

In addition, there are not a sufficient number of authorized but unissued shares of common stock to consummate the merger with Jade. The sole director believes that the reverse split and the merger with Jade are in Dominix's best interests and its shareholders because the acquisition will provide shareholders with an operating business with the potential for rapid growth. The reverse split is a post closing condition to the Jade transaction. If the reverse split is not consummated, the merger with Jade may be reversed, and in such case, we will remain a shell company with no significant assets and no business. Additionally, the reverse stock split would reduce the number of shares of its common stock outstanding to amounts that the sole director believes are more reasonable in light of its size and market capitalization. We require additional capital for Jade's operations and do not believe we will be able to raise the necessary capital unless the price of our common stock is higher than its current price levels. However, no assurance can be given that the reverse split will result in any increase in the common stock price or that we will be able to complete any financing following the reverse split.

     EXCHANGE OF CERTIFICATE AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

On the date of the reverse split, shares of common stock will automatically be combined and changed into one share of common stock. No additional action on our part or any shareholder will be required in order to effect the reverse split. Shareholders will be requested to exchange their certificates representing shares of common stock held prior to the reverse split for new certificates representing shares of common stock. Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the effective date of the reverse split. Shareholders should not submit any certificates until requested to do so. In the event any certificate representing shares of common stock outstanding prior to the reverse split is not presented for exchange upon request by the company, any dividends that may be declared after the date of the reverse split with respect to the common stock represented by such certificate will be withheld by the company until such certificate has been properly presented for exchange. At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-reverse split common stock will be issued to any shareholder. Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of post-split common stock, will, upon surrender of their certificates representing shares of pre-split common stock, receive a cash payment in lieu thereof equal to the fair value of such fractional share. Holders of less than 200 shares of common stock prior to the reverse split will, on the effective date of the reverse split, no longer be shareholders of Dominix. The Board of Directors had determined that the fair value of the common stock will be based on the closing price of the common stock on the OTC-Bulletin Board on the date immediately prior to the effective date of the reverse split or, if there are no reported sales on that date, the average of the last reported high bid and low ask price on the last date of reported sales shall be used.

              FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The combination of 200 shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

Generally, cash received in lieu of fractional shares will be treated as a sale of the fractional shares (although in unusual circumstances such cash might possibly be deemed a dividend). Shareholders will recognize gain or loss based upon the difference between the amount of cash received and the basis in the surrendered fractional share.

This discussion should not be considered as tax or investment advice, and the tax consequences of the reverse split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

                       CHANGE IN AUTHORIZED CAPITAL STOCK

The sole director has approved an amendment to our Certificate of Incorporation which would change the number of authorized shares of common stock, and the par value to $.001 per share. The number of authorized common shares post reverse split would be increased to 50,000,000 shares. In addition, the amendment will increase the number of authorized shares of preferred stock from 5,000,000 to 10,000,000 shares post reverse split. As of the record date there were 3,439,999 shares of Series A Preferred Stock outstanding and 82,167 shares of Series B Preferred Stock outstanding. See the tables on page 10 to see how many shares of stock will be available for issuance as a result of all pending transactions.

                           DISCUSSION OF THE AMENDMENT

Under our Certificate of Incorporation, the Board of Directors has authority to issue shares of common and preferred stock without obtaining shareholder approval. The holders of our common stock and preferred stock do not have preemptive rights. The Board of Directors has broad authority to issue shares of preferred stock in one or more series and to determine such matters as the dividend rate and preference, voting rights, conversion privileges, redemption provisions, liquidation preferences and other rights of each series. Each share of common stock is entitled to one vote. The holders of any series of preferred stock issued in the future will be entitled to such voting rights as may be specified by the Board of Directors.

In connection with the merger with Jade, we issued 82,167 shares of our newly created Series B Preferred Stock. The Series B Preferred Stock contains certain rights, that may affect the rights of the holders of Common Stock including:

     o restrictions on the payment of dividends to the holders of the common stock;

     o dilution of voting power to the extent that the holder of the preferred stock are given voting rights;

     o dilution of the equity interests and voting powers if the preferred stock is convertible into common stock; and

     o restrictions upon any distribution of assets to the holders of the common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock.

Because of the broad powers granted to the Board of Directors to issue shares of preferred stock and determine the rights, preferences and privileges of the holders of such series, the Board of Directors has the power to issue shares of preferred stock in a manner which could be used as a defensive measure against a hostile takeover or to keep the Board of Directors in power. However, the Board of Directors has no present plans to issue shares for such purpose.

Upon the filing of the amendment we will be authorized to issue 50,000,000 shares of common stock of which approximately 9,605,399 shares will be issued and outstanding after the closing of the merger with Jade, including the conversion of the Notes issued in the private placement and any issuances in connection with stock grants pursuant to our equity incentive plan discussed below. The issuance of additional shares of common stock will dilute shareholders equity interests and voting power in the company. Our Board of Directors believes it will benefit the shareholders to have additional unreserved shares available for issuance in order that adequate shares may be available for the possible financing of our business or an acquisition. Except as discussed herein, we have no plans, arrangements, understanding or commitments to issue any additional shares of preferred or common stock.

APPROVAL REQUIRED

The approval of a majority of the outstanding stock entitled to vote will be necessary to approve the proposed amendment. As discussed above, holders of our common stock and holders of our Series A Preferred Stock who combined hold approximately 66% of the votes of our voting securities have consented to this amendment. They have executed a written consent voting those shares in favor of the proposed amendment. Our sole director of does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

                         APPROVAL OF THE COMPANY'S 2003
                             EQUITY INCENTIVE PLAN

Our sole director adopted the 2003 Equity Incentive Plan. Holders of our common stock and holders of our Series A Preferred Stock holding approximately 66% of the votes of the outstanding voting securities have consented to the plan. The plan designates the Board of Directors the authority to grant or award to eligible participants of the company and its subsidiaries and affiliates, until November 17, 2013, stock options, stock appreciation rights, restricted stock performance stock awards and bonus stock awards for up to 3,000,000 shares of our post-reverse split common stock. It is difficult to estimate the number of persons eligible to participate in the plan. We are a development stage company and we anticipate that we will need to hire additional personnel and hire consultants as our business expands. We estimate that the number of eligible persons will not exceed twenty over the next twelve months. On November 17, 2003, the Board of Directors awarded 500,000 post-split shares of bonus stock for future services to the following individuals effective upon the closing of the merger with Jade and the effectiveness of the reverse split. A complete copy of the plan is attached hereto as Appendix B.

         Steven A. Horowitz             40,000
         Arnold P. Kling                60,000
         Kirk M. Warshaw                15,000
         Andrew J. Schenker             50,000
         Mark Scharbo                   55,000
         John R. D'Angelo               35,000
         Herbert Sommer                 25,000
         Joel Schneider                 25,000
         John Moran                     35,000
         Raymond Barton                 35,000
         Timothy Schmidt                35,000
         Epifanio Almodovar             35,000
         Ramona Lanner                  10,000
         Michael Krome                   5,000
         Alan Cohen                     20,000
         Adam Laufer                    20,000
                                       -------
         TOTAL                         500,000
                                       =======

The following is a general description of certain features of the equity plan:

1. Eligibility. Officers, other key employees and consultants of Dominix, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of Dominix, its subsidiaries and its affiliates are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the equity plan. Directors are eligible to receive stock options.

2. Administration. The equity plan is administered by our Board of Directors. The Board of Directors has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the equity plan.

3. Stock Options. The equity plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986 and stock options that do not qualify. The option exercise price for incentive stock options covered by an option shall be determined by the Board of Directors, but shall not be less than 100% of the fair market value of a share on the date of grant. The exercise price at which non-qualified options may be granted shall be determined by the Board of Directors, but in no event lower than the par value of our common stock. The term of each option will be fixed by the Board of Directors, but may not exceed 10 years from the date of the grant in the case of an incentive stock option or 10 years and two days from the date of the grant in the case of a non-qualified stock option. In the case of 10% stockholders, no incentive stock option shall be exercisable after the expiration of five (5) years from the date the option is granted.

4. Stock Appreciation Rights. Non-transferable stock appreciation rights may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock (as determined by the Board of Directors), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each stock appreciation rights will terminate upon the termination of the related option.

5. Restricted Stock. Restricted shares of common stock may be awarded by the Board of Directors subject to such conditions and restrictions as they may determine. The Board of Directors shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without, any payment in cash or property. No restricted stock award may provide for restrictions beyond ten (10) years from the date of grant.

6. Performance Stock. Performance shares of common stock may be awarded without any payment for such shares by the Board of Directors if specified performance goals established by the Board are satisfied. The designation of an employee eligible for a specific performance stock award shall be made by the Board in writing prior to the beginning of the period for which the performance is based. The Board shall establish the maximum number of shares to stock to be issued to a designated employee if the performance goal or goals are met. The Board reserves the right to make downward adjustments in the maximum amount of an award if, in its discretion unforeseen events make such adjustment appropriate. The Board must certify in writing that a performance goal has been attained prior to issuance of any certificate for a performance stock award to any employee.

7. Bonus Stock. The Board of Directors may award shares of common stock to eligible persons, without any payment for such shares and without any specified performance goals. The employees eligible for bonus stock awards are our senior officers and consultants and such other employees designated by the Board.

8. Transfer Restrictions. Grants under the plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

9. Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the plan may exercise options, stock appreciation rights and receive the benefits of restricted stock grants following their termination or their employment or tenure as a Director as the case may be.

10. Change of Control. The plan provides that (a) in the event of a "Change of Control," as defined in the plan, unless otherwise determined by the Board of Directors prior to such Change of Control, or (b) to the extent expressly provided by the Board of Directors at or after the time of grant, in the event of a "Potential Change of Control," as defined in the plan,

     o all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable;

     o the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested; and

     o the value of such options and awards, to the extent determined by the Board of Directors, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Board of Directors.

The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of Dominix and, therefore, may adversely affect the market price of our common stock.

11. Amendment of the Plan. The plan may be amended from time to time by majority vote of the Board of Directors provided as such amendment may affect outstanding options without the consent of an option holder nor may the plan be amended to increase the number of shares of common stock subject to the plan without stockholder approval.

INFORMATION CONCERNING THE PLAN AND OTHER COMPANY EQUITY COMPENSATION PLANS

The following table sets forth information concerning the number of post-reverse split securities which may be issued under all of our equity compensation plans existing as of December 31, 2003:

-----------------------------------------------------------------------------------------
                           Equity Compensation Plan Information
-----------------------------------------------------------------------------------------
                             (a)                    (b)                      (c)
-----------------------------------------------------------------------------------------
                                                                     Number of securities
                                                                     remaining available
                                                                     for future issuance
                     Number of securities                            under equity
                     to be issued upon       Weighted-average        compensation plans
                     exercise of             exercise price of       (excluding
                     outstanding options,    outstanding options,    securities reflected
Plan Category        warrants and rights     warrants and rights     in column (a))
-----------------------------------------------------------------------------------------
Equity compensation
plans approved by
shareholders                -0-                     N/A                    2,500,000
-----------------------------------------------------------------------------------------
Equity compensation
plans not approved
by shareholders             -0-                     N/A                      -0-
-----------------------------------------------------------------------------------------
TOTAL                       -0-                     N/A                    2,500,000
-----------------------------------------------------------------------------------------

Shareholders should note that certain disadvantages may result from the adoption of the equity incentive plan. Pursuant to the equity incentive plan we are reserving the right to issue up to 3,000,000 shares of our post-reverse split common stock and we have already awarded 500,000 shares of bonus stock for future services under the equity incentive plan. Future issuances may be made at prices below the then current market price of our common stock or at the time or exercise the exercise price may be below current market prices of our common stock. Accordingly, the sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon the exercise of stock options may also result in substantial dilution to the interests of other stockholders. Additionally, the issuance of shares under the equity incentive plan will result in the reduction of shareholder's interest with respect to earnings per share, voting, liquidation and book value per share.

       APPROVAL OF THE JADE MERGER

Our sole director has approved the merger with Jade, a development stage company. There is no requirement that the merger with Jade be approved by our stockholders, however, both the reverse split and the amendment of our Certificate of Incorporation are conditions of the above mentioned transactions.

INFORMATION ABOUT THE MERGER AND PRIVATE OFFERING

BACKGROUND

We became a shell corporation as a result of the sale of our sole operating business, ICON in April 2002. During the period from April 2002 through September 2003 we explored other opportunities. On April 8, 2003 we entered into a letter of intent to acquire Dalian Xindian Chitin Co., a Republic of China company engaged in the business of developing and manufacturing products derived from the natural resource chitin for a variety of industries. We encountered difficulties during the due diligence process due to communication problems and our inability to complete a thorough due diligence investigation of this foreign company. Management realized that the acquisition of a Chinese entity would not be in our best interest and we let the letter of intent terminate by its terms on May 31, 2003.

We see the adult entertainment industry as an industry with a large potential for growth. To that end, on July 22, 2003, we entered into a letter of intent with Jade and Blu-TV, Inc., a New York corporation ("Blu") involved in the distribution of adult content through cable and pay per view channels. We initiated contact with both Blu-TV and Jade. On September 10, 2003, we received a letter from Blu terminating the letter of intent with respect to their participation. Our sole director Andrew Schenker determined to go forward with the proposed acquisition of Jade and on September 22, 2003, we executed an amended letter of intent with Jade which was subsequently further amended on September 26, 2003 to include the acquisition of the business and operations of MarketShare Recovery, Inc., a New York corporation ("MarketShare"). Mr. Schenker, together with a principal shareholder Steven A. Horowitz participated in the material negotiations with management of Jade regarding the Jade acquisition and private offering. Neither company engaged any third parties in connection with the merger. On March 30, 2004, we entered into a termination agreement with MarketShare Recovery Inc., canceling our proposed acquisition of MarketShare and simultaneously Jade entered into a database license agreement with MarketShare. This result we believe enables our shareholders to receive the benefit from utilizing MarketShare's proprietary database which was one of the primary considerations in the transaction with MarketShare, without having to acquire MarketShare which would have caused our shareholders additional dilution to their ownership interest. MarketShare and Jade are related parties in that they have the same management. Dominix is not a party to the database agreement.

During the year ended December 31, 2003, Jade made cash advances to MarketShare. As of December 31, 2003, MarketShare was indebted to Jade in the amount of $46,000. These advances were unsecured and no interest was accrued. On March 30, 2004 Jade forgave repayment of the $46,000 as consideration for the database agreement.

Jade has a month-to-month marketing agreement with MarketShare that called for payment to MarketShare of $5,000 per month, which terminated during 2002. Jade paid approximately $26,000 during 2002 relating to this agreement.

Jade also had a month-to-month sub-lease agreement with MarketShare that provided for the use of office space, office equipment, telephone, internet access and other amenities as needed. The amount of monthly rent was not to exceed $1,800 per month. This agreement terminated during 2002. Jade paid approximately $9,000 during 2002 relating to this sub-lease agreement.

JADE MERGER

We acquired Jade in a merger by issuing 82,167 shares of our newly created Series B Preferred Stock and 85,000,000 shares of common stock to the stockholders of Jade and merging Jade into our wholly-owned subsidiary. The 85,000,000 shares of common stock and the 82,167 shares of Series B Preferred Stock, which convert into common stock, together will represent approximately 50% of the shares of common stock outstanding as of the effective date of the reverse split before the conversion of notes issued in the private offering and before the issuance of 500,000 shares under our 2003 Equity Plan. After the issuance of the shares to the private placement investors and to the grantees under our equity incentive plan, the Jade shareholders will own approximately 45% of our issued and outstanding common stock. There are no federal or state regulatory requirements that must be complied with, nor are there any regulatory approvals required to consummate this transaction. The basis of the exchange of our Series B Preferred Stock and common stock for Jade's common stock was the result of arm's-length negotiations between us and Jade. There were no specific methods used to value either our common stock or Series B Preferred Stock or the common stock of Jade.

EMPLOYMENT AGREEMENTS

As a condition to the merger with Jade, each of Messrs. Raymond Barton, Timothy Schmidt and Alan Cohen entered into employment agreements with Dominix. The following discussions summarize the material terms of their respective employment agreements.

Mr. Barton's agreement is for an initial period of three years, ending on December 8, 2006. The agreement is automatically extended for up to two additional twelve month terms unless either party gives the other 60 days prior notice that it elects not to extend the agreement. Under the Agreement, Mr. Barton receives a base salary of $100,000 per year. In addition to his base salary, Mr. Barton is entitled to a quarterly bonus of 2% of the company's revenues, to a maximum of $20,000 per quarter. Mr. Barton is also entitled to participate in any management bonus plan and entitled to such benefits, health insurance and vacations which are to be provided to other senior executives of the company. As part of the agreement, Mr. Barton has agreed to not disclose material information of the company, agreed not to compete with us, not to solicit our employees and to protect our confidential information.

Mr. Schmidt's agreement is for an initial period of three years, ending on December 8, 2006. The agreement is automatically extended for up to two additional twelve month terms unless either party gives the other 60 days prior notice that it elects not to extend the agreement. Under the agreement, Mr. Schmidt receives a base salary of $100,000 per year. In addition to his base salary, Mr. Schmidt is entitled to a quarterly bonus of 2% of the Company's revenues to a maximum of $20,000 per quarter. Mr. Schmidt is also entitled to participate in any management bonus plan and entitled to such benefits, health insurance and vacations which are to be provided to other senior executives of the company. As part of the agreement, Mr. Schmidt has agreed to not disclose material information of the company, agreed not to compete with us, not to solicit our employees and to protect our confidential information.

Mr. Cohen's agreement is for an initial period of two years, ending on December 8, 2005. The agreement is automatically extended for up to two additional twelve month terms unless either party gives the other 30 days prior notice that elects not to extend the agreement. Under the agreement, Mr. Cohen receives a base salary of $70,000 per year. In addition, upon signing the company agreed to issue Mr. Cohen 100,000 post-split shares, subject to the following vesting schedule:

     o    40,000 shares vesting upon the effectiveness of the reverse split; and

     o 20,000 shares each shall vest respectively upon Mr. Cohen staying employed by us for twelve months, eighteen months and twenty-four months.

Mr. Cohen's bonus, if any, will be determined by the board of directors. Mr. Cohen is entitled to participate in any management bonus plan and entitled to such benefits, health insurance and vacations which are to be provided to the other senior executives of the company. As part of the agreement, Mr. Cohen has agreed to not disclose material information of the company, agreed not to compete with us, not to solicit our employees and to protect our confidential information.

Aside from the employment agreements, the shares of stock obtained upon the merger and the shares to be issued under the equity incentive plan, the officers and directors of Jade have no other interest in the merger.

Mr. Schenker received registration rights from Dominix relative to the 100,000 shares of common stock underlying his Series A Preferred Stock.

PRIVATE OFFERING

On December 1, 2003 we completed a private offering of our 7% convertible notes in the aggregate principal amount of $575,000. We received net proceeds of $522,500. The principal and accrued interest of the notes are convertible into units of our securities, whereby for each $1.00 converted the investor will receive one (1) share of post-split common stock and one-half of a warrant to purchase our common stock for a two-year period at an exercise price of $1.75 per share. The notes may be redeemed by us, in whole or in part, on a pro-rata basis, upon not less than ten (10) days nor more than twenty (20) days notice for 120% of the principal amount. By their terms, the notes were to automatically convert into the above described units, however, the issuance of the units cannot occur until after we reverse split our common stock.

Adelphia  Capital,  LLC  acted as  placement  agent  for the  private  offering.
Adelphia received a gross cash commission of $52,500 for its services in connection with this offering, a portion of which was paid to a sub-placement agent CGF Securities, LLC. In addition, we issued to CGF Securities LLC as a selling agent commission 10,000 warrants to purchase our post-split common stock at an exercise price of $1.00 per share, exercisable for five years and 5,000 warrants to purchase our post-reverse split common stock at $1.75 per share. These warrants are exercisable for three years from the date of issuance.

The private offering was made to the following six unaffiliated accredited investors. There were no other offers made to any other potential investors.

         Capital Growth Equity Fund I, LLC           $100,000
         Nicholas Romano                             $100,000
         Lawrence Wiener                             $200,000
         Andrew Sirlin                               $ 25,000
         Edward W. Gordon                           $  50,000
         Fenway Advisory Group Pension
            & Profit Sharing Plan                    $100,000
                                                      -------
                  Total                              $575,000

Our sole director authorized the issuance of these securities because, as a condition to the merger with Jade, we agreed to fund Jade with a minimum of $500,000. We used the majority of the net proceeds to fund the operations of

Jade. The funds were necessary for Jade to operate and grow its business. Jade in turn funded MarketShare Recovery, Inc., in the amount of approximately $46,000, an entity which has similar management to Jade. Because we no longer are acquiring MarketShare, we have agreed with MarketShare that these funds represent our payment to MarketShare in connection with a database license agreement entered into between Jade and MarketShare on March 30, 2004. This agreement entitles Jade to license proprietary software of MarketShare necessary for Jade to operate its website.

INFORMATION ABOUT JADE

Jade Entertainment Group, Inc. was incorporated on July 5, 2001 under the laws of the State of New York and is a development stage business. It's principal executive office is located at 95 Broadhollow Road, Suite 101, Melville, New York 11747. It's telephone number is (631) 385-0007. Jade since inception has been developing its technology, marketing its website to potential advertisers and building consumer awareness of Jade's website and services.

Jade operates AskJade.com a specialty search engine for the adult entertainment industry. Its search engine allows Internet users to enter a word, phrase or plain English query describing what they want to locate on the Internet. Jade's search engine then displays a selection of web sites related to that query. Advertisers can determine exactly where on the results page their web site link will appear for any given query.

Jade's plan of operations for the next twelve months is to become a leading internet portal for adult oriented content and to benefit from additional advertising and sponsorship opportunities and expanded e-commerce offerings. Jade seeks to recruit advertisers to utilize its services primarily through direct sales efforts. Jade targets adult entertainment e-commerce businesses and advertisers who it locates through online and off-line research An introduction to its service is made directly to the potential advertiser, utilizing e-mail. Jade recognizes its website revenue based on the affiliate/referral program. An affiliate/referral program is revenue sharing agreements, which are set up by companies selling products and services. As a website and search engine owner, Jade places third-party companies' advertisement banners on its website. When a consumer clicks on an affiliate company's banner or hyperlink located on Jade's website, they are sent to that affiliate company's website. When the customer pays via credit card they have the ability to purchase products and services. Only when products are purchased or services are provided is when revenue is recognized. The revenue is then transmitted to a third party processing center who in turn distributes the payment in accordance with the agreement between Jade and its affiliate. The percentage of the purchase price we receive varies from customer to customer and ranges from 5% to 10% of the purchase price of the goods or services sold. Our services are designed to connect consumers who are most likely to purchase specific goods and services to businesses that provide those goods and services.

Search is a large and growing market. In the United States alone, hundreds of millions of searches each day are conducted on the Internet. Jade believes a substantial portion of these searches are commercial in nature. Commercial search queries, we believe, are best served by paid search, which Jade defines, generally, as targeted advertising paid pr lead. It believes that paid search is one of the fastest growing segment of Internet search. In its view, improvements in the quality, relevance, breadth and depth of paid listings will likely drive growth of paid introductions on commercial inquiries.

In addition, Jade also believes that the price per paid introduction that advertisers pay will continue to grow. Relative to alternatives, a lead on AskJade.com at an average price of $.03 is less expensive, yet more targeted and measurable than other direct sales methods.

Jade believes that paid search is a relatively untapped market for many advertisers. Pay-For-Performance search has only been introduced recently and we believe that there are many large advertisers that still have not contributed portions of their marketing budget to Internet advertising and more specifically paid search, but will as the Internet becomes a more acceptable medium for advertising goods and services.

Jade also believes that its business will continue to experience growth outside of the United States as Internet usage and e-commerce development continue to grow in other countries.

Jade's objective is to expand advertiser participation and increase business and consumer transactions through our AskJade.com search engine. Jade believes that if it builds a solid foundation of active bidders and users, it will stimulate growth which should increase the efficiency of its service. A large and active base of advertisers will enable it to generate more relevant search results for consumers, which in turn should increase the number of consumers utilizing its services.

Jade seeks to attract advertisers who want to drive highly targeted leads to their Web sites. Advertisers utilize Jades self-service tools to open and manage accounts online through our automated Web-based account management tool that offers several tracking, bid management and measurement features. By automating the sales and maintenance of many of its advertiser accounts, Jade gives businesses greater control over the advertising process, while leveraging the scalable nature of its business.

Potential advertisers find AskJade.com directly, through third-party referral programs, through our direct sales efforts and through a variety of direct marketing activities.

Jade makes its services available to consumers and businesses, affiliates and advertisers through a combination of its own proprietary technology and commercially available technology from industry providers. Jade also relies upon third parties to provide hosting services, including hardware support and service and network coordination.

Any disruption in Internet access or other services provided by third parties could have a material adverse effect on our business. Jade is undertaking initiatives to develop and implement business continuity, improve data retention, create backup and recovery processes and systems and standardize technology platforms.

Jade seeks to protect its copyrights, service marks, trademarks and trade secrets through a combination of laws and contractual restrictions. For example, we attempt to register our trademarks and service marks in the United States and other countries throughout the world. However, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are made available online.

DISTRIBUTION

Jade employs a broad based affiliate program which drives traffic to the AskJade.com site and also functions as an online branding program, by placing the AskJade.com logo on numerous sites around the web. Any website owner can become an affiliate simply by placing a uniquely generated computer generated tag on their website which forwards the user to the AskJade.com website. We currently have 50 affiliates in our affiliate program that have signed up through our website. These affiliates generate revenue either on a per search basis or through revenue sharing on paid click-throughs. Furthermore Jade plans to establish other affiliate programs to link our advertisers to consumers who may not otherwise use the AskJade.com search engine. We also plan to develop affiliate relationships with other heavily trafficked sites, browsers, community portals and Internet service providers. Central to our Internet- based marketing is an additional affiliate program that allows other web sites to place the AskJade.com search interface on their web pages in the form of small boxes or banners.

Jade plans to utilize traditional media strategies to generate unique users for the AskJade.com search engine. To build brand awareness with consumers and drive traffic to the AskJade.com web site, we use off-line media including:

     o    public relations;
     o    telemarketing;
     o    radio; and
     o    outdoor advertising in key markets.

Jade has also recently acquired an adult foreign film library with over fifty titles. In February 2004, Jade entered into a distribution agreement with a third party distributor to sell this content in a DVD format through both the wholesale and retail channels and recently commenced shipping its first title from such film library. Jade believes the expansion of its business into content ownership of specialized adult film content offers a complementary revenue stream for its on-line adult search engine business.

COMPETITION

Jade faces competition in three principal areas:

     o    distribution of its services;
     o    demand for its services on its affiliates Web sites; and
     o    usage of its services by advertisers.

It competes with companies that provide both mainstream and specialty adult oriented affiliate/referral advertising services that are similar to Jades. In addition, we cannot assure you that another search service will not successfully offer a competitive affiliate/referral advertising service. We believe it is likely that there will be additional entrants to the affiliate/referral search market. These competitors will compete against Jade for affiliate arrangements. This competition could cause Jade to enter into affiliate agreements with less favorable terms or lose affiliates or potential affiliates. This could reduce our number of paid introductions, increase the amount of revenue shared with affiliates, and reduce total revenues and thereby have a material adverse effect on our business, operating results and financial condition.

Our affiliates face competition for user traffic within the search marketplace, which affects the number of paid introductions on our service. If the users of these affiliates prefer the services offered by the affiliates competitors with whom we do not have a relationship, the businesses of our affiliates may suffer. This may in turn have a material adverse effect on our business, operating results and financial condition. In addition, many of our affiliates compete with one other, and this may make it difficult for us to develop some affiliate relationships.

We also compete with providers of pay-per-click search services and other search services, Internet service providers, other Web sites and advertising networks such as DoubleClick, Inc. and 24/7 Media, Inc., as well as traditional offline media such as television, radio and print and direct marketing companies, for a share of advertisers total advertising budgets. Accordingly, Jade may face increased pricing pressure for the sale of advertisements and direct marketing opportunities. We may also face a decrease in demand for the Askjade.com service. This could have a material adverse effect on our business, operating results and financial condition.

Many of our competitors, as well as potential entrants into our market, have longer operating histories, larger customer or user bases, greater brand recognition and greater financial, marketing and other resources than we do. Many current and potential competitors can devote substantially greater resources to promotion, Web site and systems development than we can. In addition, as the use of the Internet and other online services increases, larger, well-established and well-financed entities may continue to acquire, invest in or form joint ventures with providers of Web directories, search and information services or advertising solutions. Existing providers of Web directories, search and information services or advertising solutions may continue to consolidate.

ANTICIPATED ACCOUNTING TREATMENT

This transaction has been accounted for as a reverse merger with Jade as the acquirer of Dominix. The reverse merger was accounted for as a recapitalization and the stockholders' equity was retroactively restated to the inception of Jade, July 5, 2001.

FEDERAL TAX CONSEQUENCES

We were not required to provide for a provision for income taxes for the years ended December 31, 2003 and 2002, as a result of net operating losses during those periods. As of December 31, 2003, we have available approximately $3,032,000 of net operating losses, plus a capital loss of approximately $3,013,000 available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2023. At December 31, 2003, we had a deferred tax asset of approximately $2,418,000 representing the benefits of its net operating loss and capital loss carryforwards. Our deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. Due to a change in ownership the net operating loss carryforwards ("NOL's") may be limited pursuant to section 382 of the Internal Revenue Code of 1986. NOL's may also be limited due to the introduction of new members into the consolidated group. Generally the NOL's of the existing group may not offset income generated by new members unless both the loss and income are recognized in the same tax year.

GOVERNMENT REGULATION AND INDUSTRY STANDARDS

There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of products and services. Moreover, the application to the Internet of existing laws governing issues such as intellectual property ownership and infringement, pornography, obscenity, libel, gaming, employment and personal privacy is uncertain and developing. Any such legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet in general, prevent us from delivering our content in different parts of the world and increase Jade's costs of selling products or otherwise operating our business.

Several federal, state and foreign statutes prohibit the transmission of indecent, pornographic, obscene or offensive content over the Internet to particular groups or persons. The extent to which these laws apply to us is limited due to the fact that we do not own or display photographic/pictorial content, other than advertising banners that appear on our site, though we have acquired a foreign adult film library. We will use discretion in determining what graphical advertisements will be allowed on our website and what type of adult film content we will acquire in order to avoid legal scrutiny. Furthermore we have taken measures, principally the consent form/disclaimer at the entry page to Jade's website to discourage and put users on notice of the adult oriented content of Jade's website in an effort to re-direct users who may be sensitive to certain sexual depictions which may be viewed on our website. In addition some private legal actions have been brought or threatened against libraries and various public facilities that offer unfiltered Internet access. If these statutes are deemed to apply to us and our activities, if new laws or regulations are adopted which are found to apply to Jade's activities, or if caselaw establishes broad limitations on distribution, we may be limited in the types of content and advertisements we make available on our Web sites. In such case we would be compelled to moderate the nature of the contents of the advertising we permit on the site, which may result in a decrease in traffic; if users decide that we are no longer able to serve their personal preferences with respect to the sexual nature of the content and the facility with which they will be able to locate those websites which makes that content available. In addition, some foreign countries, such as Singapore and China, entirely restrict access to our Web sites throughout their countries. If other countries decide to adopt similar policies, our business and financial results may be harmed. Furthermore, legislation regulating online content could limit the growth in use of the Internet generally and decrease the acceptance of the Internet as an advertising and e-commerce medium.

Web sites typically place identifying data, or cookies, on a user's hard drive without the user's knowledge or consent. Our company and many other Internet companies use cookies for a variety of different reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts. Most currently available Web browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drive. Some privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. In addition, the European Union and many countries within the EU have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the U.S. as well, and the U.S. Federal Trade Commission has taken action against Web site operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our Web sites. Fears relating to a lack of privacy could also result in a reduction in the number of our users and subscribers which could harm our business and financial results.

                           MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

On December 5, 2003, the Company acquired Jade by way of merger through the Company's newly formed wholly-owned subsidiary, Jade Acquisition Corp., by issuing 82,167 shares of its Series B Convertible Preferred Stock and 85,000,000 shares of its common stock to the stockholders of Jade.

Jade Entertainment Group, Inc. began operations in 2001 as a development stage business. Jade, since its inception, has been developing its technology, marketing its website to potential advertisers and building consumer awareness of Jade's website and services. Jade's revenue to date has been from website revenue through which Jade operates Askjade.com, a specialty search engine for the adult entertainment industry. Its search engine allows internet users to enter a word, phrase or plain English query describing what they want to locate on the internet. As a website owner Jade is paid a commission and is rewarded for sending customers to the companies website.

In December of 2003 Jade purchased fifty digitally mastered tapes containing adult content. Each tape contains approximately two hours of raw footage which Jade intends to convert into a DVD format. In April 2004 Jade plans to release the first of fifty movies on DVD format which will be sold to distributors at the wholesale level as well as stores at the retail level. Jade expects to release between six to eight videos in 2004.

We expect an increase in revenue beginning in 2004 due to the expected sales of the DVD's and from the new websites being created which will give the viewer an opportunity to view scenes of the videos for a fee.

 As a result of purchasing the video library we expect our selling, general, and administrative expenses, and video production costs to increase in 2004 and 2005 as we hire new personnel (web designers) and start to put more videos into production and get them ready for distribution. We therefore expect that our net losses will increase in 2004 to be offset to a limited degree by revenue from the sale of our videos and increased traffic to our website.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosures. A summary of those accounting policies can be found in the footnotes to the consolidated financial statements included elsewhere in this report. Certain of our accounting policies are considered critical as they are both important to the portrayal of our financial condition and results of operations and require judgments on the part of management about matters that are uncertain. We have identified the following accounting policies that are important to the presentation of our financial condition and results of operations.

VIDEO LIBRARY

During 2003 we acquired fifty digitally mastered tapes containing adult content, which we intend to convert into DVD format and other adult media entertainment. These costs will be amortized proportionately with revenue recognition related to the distribution of the products and licensing revenues. Management believes that this method provides a reasonable matching of expenses with total estimated revenues over the periods that revenues associated with films and programs are expected to be realized. Film and program amortization will be adjusted periodically to reflect changes in the estimates of amounts of related future revenues. Film and program costs are stated at the lower of unamortized cost or estimated net realizable value as determined on a specific identification basis. No films were produced as of December 31, 2003.

REVENUE RECOGNITION

Revenue recognized by Jade through December 31, 2003 represents revenue from its search engine. Jade receives a fee when its search engine is used to complete an online purchase. The revenue is recognized upon completion of the transaction. Revenue to be generated under the sale of its DVD's and other media entertainment will be recognized upon shipment of the merchandise.

RESULTS OF OPERATIONS


The following tables include consolidated statements of operations data for the years ended December 31, 2003 and 2002 expressed as dollar amounts and as a percentage of revenues.

                                                 Years Ended             Years Ended
                                                 December 31,            December 31,
                                           ----------------------    ------------------
                                              2003         2002        2003       2002
                                           ---------    ---------    -------    -------
Revenues
     Website Revenue                       $   6,878    $  12,595     100.00     100.00
                                           ---------    ---------    -------    -------
     Total Revenue                         $   6,878    $  12,595     100.00     100.00

Cost of Revenue
     Affiliate Costs                           2,461            0      36.00      00.00
     Website Hosting                           1,873        9,335      27.00      74.00
                                           ---------    ---------    -------    -------
     Total cost of revenues                    4,334        9,335      63.00      74.00

Operating Expenses
     Selling, general and administrative     127,883      108,521    1859.00     862.00
     Depreciation                                119            0       2.00       0.00
     Stock Based Compensation                      0        7,294      00.00      58.00
                                           ---------    ---------    -------    -------
     Total operating expenses                128,002      115,815    1861.00     920.00
     Operating Loss                         (125,458)    (112,555)

Other Income (Expense)
     Interest                                 55,497            0    (807.00)     00.00
     Financing Costs                           5,000            0     (73.00)     00.00
                                           ---------    ---------    -------    -------
     Total other income (expense)             60,497            0    (880.00)     00.00
                                           ---------    ---------    -------    -------

Net Loss                                   $(185,955)   $(112,555)


The following discussion relates to the historical financial statements of Jade an should be read in conjunction with the consolidated financial statements and related notes and the pro forma balance sheet included elsewhere in this information statement.

COMPARISON OF YEARS ENDED DECEMBER 31, 2003 AND 2002

REVENUES - Our total revenues were $6,878 for the year ended December 31, 2003 a decrease of $5,717 or 45% from the corresponding period in 2002. All of our revenue during the years ended December 31, 2003 and 2002 were derived from our website. We believe revenues generated by Jade's website will increase in 2004 due to the increased volume of adult content, which a subscriber can pay for which shows scenes from Jade's upcoming video releases. The decrease in website revenue was the result of increased internet competition, lack of new adult content on Jade's website, and a decrease in spending on marketing and advertising campaigns.

COST OF REVENUES - Our cost of revenues were $4,334 for the year ended December 31, 2003, a decrease of $5,001 or 54% from the corresponding period of 2002. The decrease was due to less affiliate payouts as a result of decreasing website traffic flow to the affiliate websites.

SELLING, GENERAL AND ADMINISTRATIVE - Selling, general and administrative expenses were $127,883 for the year ended December 31, 2003, an increase of $19,362 or 17.8% over the corresponding period in 2002. The increase in selling, general and administrative expenses resulted primarily from increased salaries for employees hired in the fourth quarter 2003.

NET LOSS - Our net loss was $185,955 for the year ended December 31, 2003, an increase of $73,400 over the corresponding period in 2002. The increase in net loss was in part the result of interest and financing costs relating to shareholders of Dominix who held convertible debentures that in turn decided not to convert their notes into common stock and decided to hold the notes, therefore accruing interest. In addition a full time receptionist, and computer administrator were hired in the fourth quarter of 2003.

COMPARISON OF YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 2001

REVENUES - Our revenues were $12,595 for the year ended December 31,2002 an increase of $12,060 or 2,354% from the corresponding period in 2001. All of our revenue during the year derived from our website as well as traffic to our affiliate's websites in which we earn a fee every time an individual uses our askjade.com search engine and purchases a product or service from our affiliate.

COST OF REVENUES - Our cost of revenue was $9,335 for the year ended December 31,2002, an increase of $9,335 or 100% from the corresponding period of 2001.
The increase was due to the fact that in 2001 Jade did not have a hosting facility in place to run its website. In 2002 Jade had a website host and subsequently started to incur costs.


SELLING GENERAL AND ADMINISTRATIVE - Selling, general and administrative expenses were $108,521 for the year ended December 31, 2002, an increase of $59,832 or 110% over the corresponding period in 2001. The increase in selling, general, and administrative expenses resulted from increased costs associated with marketing and promoting the company as well as office costs needed to meet the company's everyday demands such as rent, payroll, office expenses etc.

NET LOSS - Our net loss was $112,555 for the year ended December 31,2002 an increase of $57,107 over the corresponding period in 2001. The increase in net loss was due to the costs associated with the promoting, marketing, implementing, as well as everyday business expenses needed to make a company grow.


LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2003, our cash and cash equivalents totaled $314,875, as compared with $2,240 at December 31, 2002. This increase in cash was primarily due to $500,000 received in the private placement from sales to private investors net of placement fees in the fourth quarter of 2003. Dominix granted two year warrants to purchase a total of 287,500 post-split shares of its common stock at an exercise price of $1.75 per share. These warrants were issued in connection with the placement of $575,000, 7% convertible notes.

Net cash used in operating activities was $132,997 for the year ended December 31, 2003 compared to $104,318 for the year ended December 31, 2002. The increase in the net cash used in operating activities was principally due to the purchase of the video library in the amount of $50,000 which was offset by the amortization of deferred financing costs and debt discount totaling $54,900 as well as an increase in accrued liabilities in the amount of $50,986.

In 2003 Jade purchased various components of computer equipment totaling $6,845. The additional computers were purchased to accommodate the hiring of computer graphic designers whose contributions should facilitate an increase in traffic flow to Jade's website and should increase our revenue as a result of the increased traffic and awareness.

Net cash provided in investing activities was $489,699 for the year ended December 31, 2003 compared to net cash provided in investing activities of $0 for the year ended December 31, 2002. The net cash provided was a result of funding from investors who received 7% convertible notes which are convertible into units of securities, net of the purchase of computer equipment.

Net cash used from financing activities was $44,067 for the year ended December 31, 2003 as compared to net cash used in financing activities of $0 for the year ended December 31, 2002. The major financing activities, which took place over the two years, included the gross proceeds of $525,000 from the sale of our convertible debentures which was advanced to Jade to be used as working capital.

In November 2003, Dominix completed the sale of 7% convertible debentures resulting in gross proceeds of $575,000. The proceeds were allocated 64.05% or $368,270 to the notes and 35.95% or $206,730 to the warrants. The amount allocated to the warrants of $206,730 and the beneficial conversion in the amount of $368,270 were both recorded as a deferred debt discount and are being charged to interest expense over the term of the notes.

In connection with its private placement of the 7% convertible debentures Dominix issued to the placement agents warrants to purchase a total of 3,000,000 pre-split shares of the Dominix's common stock valued at $23,000 and incurred $60,000 of debt issuance costs associated with the offering. The $60,000 is being recorded as deferred financing costs and is being charged to interest expense over the term of the loan.

As of December 31, 2003 Dominix, Inc and subsidiaries had an increase in accrued expenses and liabilities in the amount of $197,157. This increase is made up of Interest expense, professional fees, and other miscellaneous expenses. From the $197,157 Dominix, Inc actually paid $50,986 to its creditors in 2004 resulting in an add back to cash flows from operating activities for the year ended December 31,2003. The remaining difference in the amount of $146,171 is being included in the recapitalization of Dominix and is disclosed in the supplemental part of the statement of cash flows.

In view of our accumulated deficit and recurring losses, our auditors have added an explanatory paragraph to their report on our financial statements stating that there is substantial doubt about our ability to continue as a going concern. In this regard management is adopting a plan for the development of our video and website product lines as well as seeking additional capital through the private sale of our debt or equity securities. There is no assurance that we will complete any financing or that we will achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We expect to fund development expenditures and incur losses until we are able to generate sufficient income and cash flows to meet such expenditures and other requirements. We do not currently have adequate cash reserves to continue to cover such anticipated expenditures and cash requirements. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to income tax and marketing related agreements with our affiliates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

FORWARD-LOOKING STATEMENTS; MARKET DATA

The discussion in this information statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this Report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those described in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our unproven business model and a limited operating history in a new and rapidly evolving industry; our ability to implement our business plan; and our ability to manage our growth, retain and grow our customer base and expand our service offerings.

We make forward-looking statements in the "Management's Discussion and Analysis of Financial Condition and, Results of Operations" above. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, intentions and assumptions and other statements that are not historical facts. We generally intend the, words "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate" and similar expressions to identify forward-looking statements.

This information statement contains certain estimates and plans related to us and the industry in which we operate, which assumes certain events, trends and activities will occur and the projected information based on those assumptions. We do not know that all of our assumptions are accurate. In particular, we do not know what level of growth will exist in our industry, if any, and particularly in the foreign markets in which we operate, have devoted resources and in which we shall seek to expand. If our assumptions are wrong about any events, trends and activities, then our estimates for future growth for our business may also be wrong. There can be assurances that any of our estimates as to our business growth will be achieved.

HISTORICAL FINANCIAL INFORMATION

The Historical Financial Statements required by item 310(c) of Regulation S-B pertaining to Jade for the last two fiscal years are part of our consolidated financial statements and are included in this information statement.

PRO FORMA INFORMATION

The Pro Forma Financial Information required by Item 310(d) of Regulation S-B showing the effect on the Dominix and Jade of the merger with Jade are part of this information statement.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this information statement concerning the contents of any document referred to herein are not necessarily complete.


Andrew J. Schenker, Sole Director

May ___, 2004

ATTACHMENTS:

Appendix A - Form of Amended and Restated Certificate of Incorporation Appendix B - 2003 Equity Incentive Plan

                         DOMINIX, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                   1


FINANCIAL STATEMENTS

  Consolidated Balance Sheet                                                   2
  Consolidated Statements of Operations                                        3
  Consolidated Statements of Stockholders' Equity (Deficiency)                 4
  Consolidated Statements of Cash Flows                                      5-6


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                  7-21

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Dominix, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Dominix, Inc. and Subsidiaries a development-stage company (the "Company") as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 2003 and 2002 and for the period from inception (July 5, 2001) through December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dominix, Inc. and Subsidiaries at December 31, 2003 and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 and for the period from inception (July 5, 2001) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. For the years ended December 31, 2003 and 2002 and for the period from inception (July 5, 2001) through December 31, 2003, the Company has incurred losses of approximately $186,000, $113,000 and $354,000, respectively. In addition, the Company is in default on several convertible notes payable. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Marcum & Kliegman LLP

New York, New York
March 12, 2004

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                                      CONSOLIDATED BALANCE SHEET

                                                               December 31, 2003
--------------------------------------------------------------------------------


                                     ASSETS


CURRENT ASSETS
 Cash                                                                 $ 314,875
 Prepaid expenses and other current assets                                1,247
                                                                      ---------

    Total Current Assets                                                316,122

PROPERTY AND EQUIPMENT, Net                                               6,726

OTHER ASSETS
 Video library                                                           50,000
 Due from affiliate                                                      45,567
 Deferred financing costs, net                                           76,000
                                                                      ---------

    TOTAL ASSETS                                                      $ 494,415
                                                                      =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Convertible debentures, net of deferred
  debt discount of $527,100                                           $ 289,900
 Accrued expenses and other current liabilities                         197,157
 Due to stockholders and affiliates                                       9,445
                                                                      ---------

    TOTAL CURRENT LIABILITIES                                           496,502
                                                                      ---------

COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' DEFICIENCY
 Preferred  stock - $.001  par  value;  5,000,000  shares  authorized
  Series  A Cumulative Convertible - 3,439,999 shares issued
   and outstanding, liquidation preference of $258,000                    3,440
  Series B Convertible - 82,167 shares issued
   and outstanding, liquidation preference of $6,163                         82
 Common stock - $0.001 par value; 200,000,000 shares
  authorized; 197,140,105 shares issued and outstanding                 199,309
 Additional paid in capital                                             149,040
 Deficit accumulated during development stage                          (353,958)
                                                                      ---------


    TOTAL STOCKHOLDERS' DEFICIENCY                                       (2,087)
                                                                      ---------

    TOTAL LIABILITIES AND
     STOCKHOLDERS' DEFICIENCY                                         $ 494,415
                                                                      =========


              The      accompanying   notes  are  an  integral   part  of  these
                       consolidated financial statements.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                           CONSOLIDATED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------



                                                                                              Cumulative Period
                                                               For the Years Ended             July 5, 2001 to
                                                                   December 31,                  December 31,
                                                              2003              2002                 2003
                                                          -----------------------------------------------------
REVENUE                                                   $     6,878       $    12,595          $    20,008
                                                          -----------       -----------          -----------

COSTS AND EXPENSES
  Cost of revenue                                               4,334             9,335               13,669
  Compensatory element of stock transactions                       --             7,294                8,694
  Depreciation                                                    119                --                  119
  Selling and administrative expenses                         127,883           108,521              290,987
                                                          -----------       -----------          -----------

      TOTAL COSTS AND EXPENSES                                132,336           125,150              313,469
                                                          -----------       -----------          -----------

      OPERATING LOSS                                         (125,458)         (112,555)            (293,461)
                                                          -----------       -----------          -----------

OTHER EXPENSES

  Interest                                                     55,497                --               55,497
  Financing costs                                               5,000                --                5,000
                                                          -----------       -----------          -----------

      TOTAL OTHER EXPENSES                                     60,497                --               60,497
                                                          ===========       ===========          ===========

      NET LOSS                                            $ (185,955)       $ (112,555)          $ (353,958)
                                                          ===========       ===========          ===========

Basic and Diluted Net Loss Per Share                           $0.00             $0.00
                                                               =====             =====

Weighted Average Number of Common
  Shares Outstanding - Basic and Diluted                  92,988,062        66,647,469
                                                         ===========        ==========

              The      accompanying   notes  are  an  integral   part  of  these
                       consolidated financial statements.

                                                 DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                             For The Years Ended December 31, 2003 And 2002 And
             The Period From Inception (July 5, 2001) Through December 31, 2003

--------------------------------------------------------------------------------



                                                                                  Preferred Stock         Preferred Stock
                                                          Common Stock                 Series A               Series B
                                                      Shares        Amount       Shares       Amount     Shares      Amount
                                                  ---------------------------------------------------------------------------
BALANCE - July 5, 2001                                       --   $       --           --    $     --        --      $  --
-------

  Stock issued for services                          19,588,124       19,588           --          --        --         --
  Sale of stock                                      46,854,793       46,855           --          --    82,167         82
  Net loss                                                   --           --           --          --        --         --
                                                   ------------   ----------   ----------    --------   -------      -----

BALANCE - December 31, 2001                          66,442,917       66,443           --          --    82,167         82
-------

  Stock issued for services                          16,642,030       16,642           --          --        --         --
  Sale of stock                                       1,915,053        1,915           --          --        --         --
  Net loss                                                   --           --           --          --        --         --
                                                   ------------   ----------   ----------    --------   -------      -----

BALANCE - December 31, 2002                          85,000,000       85,000           --          --    82,167         82

  Shares issued to stockholders of Dominix, Inc.    112,140,105      112,140    3,439,999       3,440        --         --
  Net Loss                                                   --           --           --          --        --         --
                                                   ------------   ----------   ----------    --------   -------      -----

BALANCE - December 31, 2003                         197,140,105   $  197,140    3,439,999    $  3,440    82,167      $  82
                                                   ============   ==========   ==========    ========   =======      =====

                                                               Accumulated
                                                                 Deficit
                                                   Additional    During
                                                    Paid-In    Development
                                                    Capital       Stage        Total
                                                 ---------------------------------------
BALANCE - July 5, 2001                             $      --    $      --    $      --
-------

  Stock issued for services                          (18,188)          --        1,400
  Sale of stock                                       51,163           --       98,100
  Net loss                                                --      (55,448)     (55,448)
                                                   ---------    ---------    ---------

BALANCE - December 31, 2001                           32,975      (55,448)      44,052
-------

  Stock issued for services                           (9,348)          --        7,294
  Sale of stock                                       59,734           --       61,649
  Net loss                                                --     (112,555)    (112,555)
                                                   ---------    ---------    ---------

BALANCE - December 31, 2002                           83,361     (168,003)         440

  Shares issued to stockholders of Dominix, Inc.      67,848           --      183,428
  Net Loss                                                --     (185,955)    (185,955)
                                                   ---------    ---------    ---------

BALANCE - December 31, 2003                        $ 151,209    $(353,958)   $  (2,087)
                                                   =========    =========    =========

              The      accompanying   notes  are  an  integral   part  of  these
                       consolidated financial statements.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                  Cumulative Period
                                                                         For the Years Ended       July 5, 2001 to
                                                                            December 31,            December 31,
                                                                       2003              2002           2003
                                                                 ---------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                          $ (185,955)        $(112,555)        $ (353,958)
                                                                   ----------         ---------         ----------
  Adjustments  to reconcile net loss to net cash provided by (used in) operating activities:
    Amortization of deferred financing costs                            7,000                --              7,000
    Amortization of deferred debt discount                             47,900                --             47,900
    Depreciation                                                          119                --                119
    Compensatory element of stock transactions                             --             7,294              8,694
  Changes in operating assets and liabilities:
    Video library                                                     (50,000)               --            (50,000)
    Prepaid expenses and other current assets                          (1,247)               --             (1,247)
    Deferred revenue                                                   (1,800)              943                 --
    Accrued expenses and other current liabilities                     50,986                --             50,986
                                                                   ----------         ---------         ----------

      TOTAL ADJUSTMENTS                                                52,958             8,237             63,452
                                                                   ----------         ---------         ----------

      NET CASH USED IN
        OPERATING ACTIVITIES                                         (132,997)         (104,318)          (290,506)
                                                                   ----------         ---------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of computer equipment                                       (6,845)               --             (6,845)
  Cash received in recapitalization                                   496,544                --            496,544
                                                                   ----------         ---------         ----------

      NET CASH PROVIDED BY
        INVESTING ACTIVITIES                                          489,699                --            489,699
                                                                   ----------         ---------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from sale of common stock                                       --            61,649            159,749
  Advances to affiliate                                               (44,067)              --             (44,067)
                                                                   ----------         ---------         ----------

    NET CASH (USED IN) PROVIDED BY
      FINANCING ACTIVITIES                                         $  (44,067)        $  61,649         $  115,682
                                                                   ----------         ---------         ----------

              The      accompanying   notes  are  an  integral   part  of  these
                       consolidated financial statements.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued
--------------------------------------------------------------------------------


                                                                                                  Cumulative Period
                                                                         For the Years Ended       July 5, 2001 to
                                                                            December 31,            December 31,
                                                                       2003              2002           2003
                                                                 ---------------------------------------------------

      NET INCREASE (DECREASE) IN CASH                               $ 312,635        $ (42,669)          $ 314,875

CASH - Beginning                                                        2,240           44,909                  --
                                                                    ---------        ---------           ---------

CASH - Ending                                                       $ 314,875        $   2,240           $ 314,875
                                                                    =========        =========           =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION Cash paid during the years for:

    Interest                                                        $      --        $      --           $      --
    Taxes                                                           $      --        $      --           $      --

  Non-cash investing and financing activities:

    Cash received in recapitalization:

      Deferred financing costs                                      $ (83,000)       $      --           $ (83,000)
      Convertible debentures, net of deferred debt
        discount of $575,000                                          242,000               --             242,000
      Accounts payable and accrued expenses                           146,171               --             146,171
      Due to stockholder                                                3,921               --               3,921
      Due to affiliate                                                  4,024               --               4,024
                                                                    ---------        ---------           ---------
                                                                      313,116               --             313,116
      Equity - issuance of common stock                               183,428               --             183,428
                                                                    ---------        ---------           ---------

      Cash received from capitalization                             $ 496,544        $      --           $ 496,544
                                                                    =========        =========           =========

              The      accompanying   notes  are  an  integral   part  of  these
                       consolidated financial statements.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Business and Reverse Merger

       On December 5, 2003, Dominix Inc., a publicly - traded company with no active business listed on the electronic bulletin board, ("Dominix") acquired 100% of Jade Entertainment Group, Inc. ("Jade"), a privately-held New York Corporation. Jade and Dominix collectively are referred to as "the Company". Jade is a development stage company engaged in the business of operating various adult Internet web-site's including a search engine for adult entertainment. Pursuant to the Merger, the stockholders of Jade received 85,000,000 shares of Dominix's common stock and 82,167 of Dominix's Series B preferred stock convertible into 781,140,000 shares of Dominix's common stock. After the issuance of common stock pursuant to various pending conversions including: (i) notes plus accrued interest into 64,000,000 shares of Dominix's common stock,
       (ii) conversion of accounts payable and accrued interest into 2,000,000 shares of Dominix's common stock, (iii) conversion of series A Preferred Stock into 687,999,800 shares of Dominix's common stock and (iv) the conversion of series B Preferred Stock into 781,140,000 shares of Dominix's common stock, the shareholders of Jade will own approximately 50% of the common stock of Dominix. After the merger, the two largest shareholders of Jade assumed the two highest executive positions of Dominix and effective 10 days from the mailing of Dominix's information statement to its stockholders they become members of the board of directors of Dominix.

       Accordingly, this transaction has been accounted for as a reverse merger with Jade as the acquirer of Dominix. The reverse merger was accounted for as a recapitalization of Jade and the stockholders' equity of Jade were retroactively restated to its inception on, July 5, 2001.

       The board of directors of Dominix has approved a one-for-two hundred reverse stock split, which is to become effective upon 20 days after the mailing of an information statement to its stockholders, see note 9.

       Jade since inception has been developing its technology, marketing its website to potential advertisers and building consumer awareness of the Jade's website and services. Jade's website, AskJade.com, is a specialty search engine for the adult entertainment industry. Its search engine allows Internet users to enter a word, phrase or plain English query describing what they want located on the Internet. Its search engine then displays a selection of websites related to that query. In addition, Jade intends to distribute its video library of adult content through both the wholesale and retail channels throughout the United States in 2004. None of its planned principal operations have generated any substantial revenue through December 31, 2003.

       Background of public shell (Dominix)

       The public company was incorporated under the laws of the state of Colorado on July 30, 1987 as Apache Investments, Inc. In 1995, Apache Investments Inc. changed its name to Medical Management Systems, Inc.
       ("MMSI"). In June 2000, MMSI completed a stock exchange with Bookdigital.com, Inc. ("BookDigital"), where MMSI acquired over 99.7% of the stock of BookDigital. In July of 2000, MMSI reincorporated in Delaware, pursuant to a merger with Dominix, a newly-formed Delaware corporation.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Business and Reverse Merger, continued

       Background of Public Shell (Dominix), continued

       During 2000, Dominix's business was operated through BookDigital. BookDigital is a Delaware corporation formed in March of 1999 and was a development-stage company engaged in certain areas of web commerce. In 2001, due to the decline of the internet industry, Bookdigital.com halted development of its www.Bookdigital.com, www.bookdigitalschools.com and www.Lawxpress.com web sites and ceased operations. Through the year ended December 31, 2003, BookDigital has generated no revenues.

       In January of 2001, Dominix acquired approximately 98% of International Controllers, Inc. ("ICON"), a privately-held Delaware corporation, in exchange for shares of its common stock. ICON is a provider of telecommunications services under various ethnics' marketing clubs. In April 2002, the stock of the ICON subsidiary, including all of its operating assets and liabilities, was foreclosed by a related party note holder as full satisfaction of promissory notes and related accrued interest due such related party by ICON. As a result, Dominix had no active business during the period April 2002 through the merger date with Jade.

NOTE 2 - Going Concern and Managements Plans

       The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, assuming that the Company will continue as a going concern. For the years ended December 31, 2003 and 2002 and for the period from inception (July 5, 2001) through December 31, 2003, the
       Company had incurred losses of approximately $186,000, $113,000 and $354,000, respectively. The Company is in default on certain convertible notes payable, see note 7. These factors raise substantial doubt about the Company's ability to continue as a going concern. In November 2003, Dominix received proceeds of $575,000 from the sale of Convertible Debentures. The balance of cash at the merger date with Jade amounted to approximately $497,000. The Company's ability to continue as a going-concern is dependent upon obtaining additional financing, restructuring its existing liabilities, and the successful completion of its business plan. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. No assurance can be provided that the Company will be successful in locating additional financing or completing its business plan.

NOTE 3 - Summary of Significant Accounting Policies

       Principles of Consolidation

       The consolidated financial statements include the accounts of Jade from inception (July 5, 2001) to December 31, 2003 and Dominix and BookDigital from the date of merger, December 5, 2003 to December 31, 2003, collectively (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

       Use of Estimates

       The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Video Library

       During  2003  the  Company   acquired  fifty  digitally   mastered  tapes
       containing adult content, which they intent to convert into DVD format and other media entertainment. These costs will be amortized proportionately with revenue recognized related to the distribution of the products and licensing revenues. Management believes that this method provides a reasonable matching of expenses with total estimated revenues over the periods that revenues associated with films and programs are expected to be realized. Film and program amortization will be adjusted periodically to reflect changes in the estimates of amounts of related future revenues. Film and program costs are stated at the lower of unamortized cost or estimated net realizable value as determined on a specific identification basis. No films were produced as of December 31, 2003.

       Property and Equipment

       Property and equipment are recorded at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is include in income. For financial reporting, depreciation is provided for under the straight-line method, based upon the estimated useful lives of the respective assets. For tax purposes, depreciation is provided for under the accelerated method based upon the estimated useful lives of the respective assets. The estimated useful life of computer equipment is three years.

       Revenue Recognition

       Revenue recognized by Jade through December 31, 2003 represents revenue from its search engine. Jade receives a fee when its search engine is used to complete an online purchase. The revenue is recognized upon completion of the transaction. Revenue to be generated under the sale of its DVD's and other media entertainment will be recognized upon shipment of the merchandise.

       Banner advertisement revenue takes place when an affiliate member places an advertisement banner on the ASKJADE.COM search engine. When a customer clicks on the banner or "flag" the customer is then taken to that affiliate's website. Revenue is only recognized when the customer purchases a product or service from the affiliate, only then does Jade Entertainment Group, Inc earn revenue.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

       Website Development Costs

       The Company recognizes the costs associated with developing a website in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) No. 00-2, "Accounting for Website Development Costs". Internal costs related to the development of website content are expensed as incurred. As of December 31, 2003 there are no capitalized website development costs.

       Advertising Costs

       Advertising costs are expensed as incurred. For the years ended December 31, 2003 and 2002 and for the period from inception (July 5, 2001) through December 31, 2003, advertising expense were $4,600, $3,336 and $9,736, respectively.

       Income Taxes

       The Company was not required to provide for a provision for income taxes for the years ended December 31, 2003 and 2002, as a result of net operating losses incurred during those periods. As of December 31, 2003, the Company had available approximately $3,032,000 of net operating losses ("NOL") plus a capital loss of approximately $3,013,000 available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2023. At December 31, 2003, the Company has a deferred tax asset of approximately $2,418,000 representing the benefits of its net operating loss and capital loss carryforwards. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The difference between the statutory tax rate of 40% and the Company's effective tax rate (0%) is due to the increase in the valuation allowance of $74,000. The Company's ability to utilize its carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended and separate return limitation year ("SRLY") rules.

       Loss Per Share

       Basic net loss per common share has been computed based on the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents, consisting of warrants, convertible debentures and preferred stock discussed in the notes to the consolidated financial statements, were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

       Fair Value of Financial Instruments

       The consolidated financial statements include various estimated fair value information at December 31, 2003 as required by Statement of Financial Accounting Standards 107, "Disclosures about Fair Value of Financial Instruments." Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value to the Company.

       The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

       Accounts Payable: The carrying amounts approximate fair value because of the short maturity of those instruments.

       Convertible Debentures: The carrying amounts plus related unamortized deferred debt discount of the debentures approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company.

       All of the Company's financial instruments are held for purposes other than trading.

       Stock-Based Compensation

       The Company follows SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 establishes accounting and reporting standards for stock-based employee compensation plans. This statement allows companies to choose between the fair value-based method of accounting as defined in this statement and the intrinsic value-based method of accounting as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees."

       The Company has elected to continue to follow the accounting guidance provided by APB 25, as permitted for stock-based compensation relative to the Company's employees. Stock and options granted to other parties in connection with providing goods and services to the Company are accounted for under the fair value method as prescribed by SFAS 123.

       In December 2002, the Financial Accounting Standard Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of SFAS Statement No. 123". This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No.148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 also requires that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures. The Company adopted the increased disclosure requirements of SFAS No. 148 during the year ended December 31, 2003.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

       Stock-Based Compensation, continued

                                                                                                       Cumulative
                                                                                                     Period July 5,
                                                                       For the Years Ended              2001 to
                                                                          December 31,                December 31,
                                                                      2003             2002               2003
                                                                ------------------------------------------------------
     Net loss attributable to common stockholders,
       as reported                                                  $(171,769)        $(121,555)         $(339,772)

     Add:  stock-based employee compensation
                 expense included in reported net loss
                 applicable to common stockholders                         --                --                 --

     Less:  total stock-based employee
               compensation expense determined
               under the fair value-based method of
               all awards                                                    --                --               --
                                                                    ---------         ---------          ---------

     Proforma net loss attributable to common
       stockholders                                                 $(171,769)        $(121,555)         $(339,772)
                                                                    =========         =========          =========


     Basic and Diluted Net Loss Attributable to
       Common Stockholders:

         As reported                                                   $0.00             $0.00             $0.00
                                                                       =====             =====             =====
         Proforma                                                      $0.00             $0.00             $0.00
                                                                       =====             =====             =====

       Impact of Recently Issued Accounting Standards

       In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 requires that gains and losses from extinguishment of debt be classified as extraordinary items only if they meet the criteria in Accounting Principles Board Opinion No. 30 ("Opinion No. 30"). Applying the provisions of Opinion No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual and infrequent that meets the criteria for classification as an extraordinary item. The adoption of SFAS No. 145 did not have a material impact on the Company's financial position and results of operations.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

       Impact of Recently Issued Accounting Standards, continued

       In June  2002,  the FASB  issued  SFAS No.  146,  "Accounting  for  Costs
       Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3,
       "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)". SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after March 31, 2003, with early application encouraged. The Company adopted this statement on January 1, 2002.

       In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others ("FIN 45"). FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after March 31, 2003 and adoption of the disclosure requirements are effective for the Company during the first quarter ending January 31, 2003. The adoption of FIN 45 did not have a material impact on the Company's financial position and results of operations.

       In January 2003, the FASB issued Interpretation Number 46, "Consolidation of Variable Interest Entities" ("FIN No. 46"). This interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modification to FIN No. 46 and issued Interpretation Number 46(R), "Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51" ("FIN No. 46(R)"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Summary of Significant Accounting Policies, continued

       Impact of Recently Issued Accounting Standards, continued

       Application of FIN No. 46(R) is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public small business issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The adoption of FIN No. 46(R) is not expected to have an impact on the Company's consolidated financial position, results of operations or cash flows.

       In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The statement amends and clarifies accounting for derivative instruments, including certain derivatives instruments embedded in other contracts and for hedging activities under SFAS No. 133. This statement is effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003 the guidance should be applied prospectively. The provisions of this statement that relate to SFAS No. 133, Implementation Issues, that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the Company's financial position and results of operations.

       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and, otherwise, is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 in the quarter ended September 30, 2003. The adoption did not have an impact on the condensed financial statements.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4 - Property and Equipment

       Property and equipment consists of the following at December 31, 2003:

       Computer equipment                                              $6,845
       Less:  accumulated depreciation                                   (119)
                                                                       ------

               Property and Equipment, Net                             $6,726
                                                                       ======

       Depreciation expense for the years ended December 31, 2003 and 2002 was $119 and $--, respectively.

NOTE 5 - Deferred Financing Cost

       Deferred financing cost consists of the following at December 31, 2003:

       Deferred financing cost                                         $83,000
       Less:  accumulated amortization                                  (7,000)
                                                                       -------

               Deferred Financing Cost, Net                            $76,000
                                                                       =======

       Amortization of the deferred financing cost for the years ended December 31, 2003 and 2002 was $7,000 and $--, respectively, see Note 7.

NOTE 6 - Due from Affiliate

       The Company advanced amounts to a public company MarketShare Recovery, Inc ("MarketShare"), related by virtue of common management during the year ended December 31, 2003. The amount due as of December 31, 2003 of approximately $46,000 is unsecured and non-interest bearing. In March 2004, Jade forgave repayment of the amount due in exchange for the use through a sublicense to use MarketShare's database for a term of ten years to be used to operate its website, see note 12.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 7 - Convertible Debentures

     Convertible debentures at December 31, 2003 consist of the following:

     a)   Convertible  debenture  (default),  due on demand,
          bearing  interest at 8% per annum.  The  debenture
          contains  a  provision   for   conversion  at  the
          holder's option including accrued  interest,  into
          the Company's  common stock at a conversion  price
          equal to 70% of the average  closing bid price per
          share of  common  stock  for the  five-day  period
          prior to such conversion.  The related  beneficial
          conversion  feature  has  been  fully  charged  to
          interest expense by Dominix in prior years.                   $100,000

     b) Convertible debentures (default), due on demand, bearing interest at 12% per annum. The debentures contain a provision for conversion, at the holder's option including accrued interest, into the Company's common stock at a conversion price equal to 70% of the average closing bid price per share of common stock for the five-day period prior to such conversion, subject to maximum conversion prices of $.10 to $.40 per share. The related beneficial conversion feature has been fully charged to interest expense by Dominix in prior years.

                                                                         142,000

     c)   Convertible  debentures,  due  November  30, 2004,
          bearing  interest at 7% per annum.  The debentures
          contain  a  provision  for   conversion,   at  the
          holder's option  including  accrued  interest on a
          one  for  one  basis,  into  units  of  securities
          comprising   of  common   stock  and  warrants  to
          purchase one-half share of common stock at $.00875
          per share for two years from the date of issuance,
          net of deferred debt discount of $527,100.                      47,900
                                                                        --------

                Total Convertible Debentures                             289,900

       Less:  current portion                                            289,900
                                                                        --------

                Long-Term Debt, Net of Current Portion                  $     --
                                                                        ========

       b) The Company entered into agreements with six holders of 12% convertible debentures totaling $112,000 who agreed to convert their debentures for a total of 189,000 shares of common stock to be delivered following any reverse stock split of the Company's outstanding common stock.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 7 - Convertible Debentures, continued

       c) In November 2003, Dominix completed the sale of 7% Convertible Debentures resulting in gross proceeds of $575,000. The gross proceeds were allocated 64.05% or $368,270 to the notes and 35.95% or $206,730 to the warrants. The conversion price of the debentures was below the market price of the Company's common stock at December 31, 2003, which resulted in a beneficial conversion feature of $368,270. The debentures may be redeemed by Dominix, on a pro-rata basis for 120% of the principal amount and are automatically convertible into common stock upon completion of the reverse stock split.

           The conversion price and market price of common stock at the date of issuance was $.005 and $.01, respectively. In connection with this private placement, Dominix issued to the placement agents warrants to purchase a total of 3,000,000 shares of the Dominix's Common Stock valued at $23,000 and incurred $60,000 of other debt issuance costs. Such amount was recorded as deferred financing costs and is being charged to interest expense over the term of the loan.

           In accordance with EITF 00-27 the amount allocated to the beneficial conversion feature was limited to the net proceeds of the offering less the value allocated to the warrants issued to the purchasers. The amount allocated to the warrants of $206,730 and the total amount of the beneficial conversion features of $368,270 were both recorded as a deferred debt discount and are being charge to interest expenses over the term of the notes.

NOTE 8 - Accounts Payable and Accrued Liabilities

       Accounts payable and accrued liabilities at December 31, 2003 consist of the following:


        Interest                                                        $ 86,960
        Litigation claims                                                 52,230
        Professional fees                                                 50,479
        Other                                                              7,488
                                                                        --------

                                                                        $197,157
                                                                        ========


NOTE 9 - Stockholders' Deficiency

       During 2002 and 2001, Jade issued 424,799 and 500,000 shares of its common stock for services valued at $7,294 and $1,400, respectively. These shares were retroactively restated at one share of Jade's common stock for 39.18 shares of Dominix's common stock in accordance with the accounting for the recapitalization.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 9 - Stockholders' Deficiency, continued

       During 2002 and 2001 Jade sold 48,883 and 1,196,000 shares of its common stock for $61,249 and $98,100, respectively. These shares were retroactively restated at one share of Jade's common stock for 39.18 shares of Dominix's common stock in accordance with the accounting for the recapitalization.

       Series A Cumulative Convertible Preferred

       Each share has rights including; cumulative dividend rights without stated amount, liquidation preference of $.075 per share, voting rights of 200 votes per share, piggy back registration and is convertible into 200 shares of common stock. Each share is automatically convertible into common stock upon 20 days after the mailing of the information statement to the stockholders, which has not yet been mailed.

       Series B Convertible Preferred

       Each share has rights including; liquidation preference of $.075 per share, voting rights of 9,507 votes per share, and is convertible into common stock at a ratio of 1 to 9,507. Each share is automatically convertible into common stock upon 20 days after the mailing of the information statement to the stockholders, which has not yet been mailed.

       Warrants Granted

       Dominix granted warrants to purchase for two years from the date of issuance a total of 57,500,000 shares of its common stock at an exercise price of $.00875 of Dominix's Common Stock in connection with the placement of $575,000, 7% convertible debentures, see note 7.

       Changes in Capital Structure

       On December 16, 2003, Dominix filed with the SEC an information statement notifying the stockholders of the Company that written consents from principal stockholders, who collectively own in excess of 50% of the Company's common stock, were obtained and approved an amendment and restatement of its Certificate of Incorporation, which: (i) changes its name to "110 Media Group", (ii) reverse splits the outstanding shares of its common stock one-for-two hundred; (iii) changes the number of shares of common stock the Company is authorized to issue to 50,000,000, (iv) increases the number of shares of preferred stock, no par value, it is authorized to issue from 5,000,000 to 10,000,000, and the adoption of Dominix's 2003 Equity Incentive Plan. These actions will not become effective until 20 days after the mailing of the information statement to the stockholders, which has not yet been mailed.

       On December 18, 2003, Dominix filed with the SEC a registration statement registering 100,000,000 shares of its common stock, $.001 par value, to be issued pursuant to the corporation's 2003 Equity Incentive Plan equal to 500,000 shares of post reverse split common stock, which shall not be issued until the effectiveness of the reverse split of the common stock of the Company.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 9 - Stockholders' Deficiency, continued

       2003 Equity Incentive Plan

       Dominix has a "2003 Equity Incentive Plan" for key employees, consultants and stockholders by providing them with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its affiliates. The plan designates the Board of Directors the authority to grant or award to eligible participants of the company and its subsidiaries and affiliates, until November 17, 2013, stock options, stock appreciation rights, restricted stock performance stock awards and bonus stock awards for up to 600,000,000 shares of Dominix's common stock. On November 17, 2003, the Board of Directors awarded 100,000,000 shares (500,000 post reverse stock split) of bonus stock for future services to several individuals effective upon any reverse split of Dominix's common stock.

       Earnings Per Share

       Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:

                                                                                       Pre-Split           Post-Split

      Convertible debentures and accrued interest                                       179,000,000           895,000
      Accounts payable and accrued interest                                               2,000,000            10,000
      Convertible Series `A' preferred stock                                            687,999,800         3,439,999
      Convertible Series `B' preferred stock                                            781,140,000         3,905,700
      Equity grant recipients                                                           100,000,000           500,000
      Warrants to purchase common stock - deferred financing                              3,000,000            15,000
      Warrants to purchase common stock - debentures                                     57,500,000           287,500
                                                                                      -------------        ----------

                Total as of December 31, 2003                                         1,810,639,800         9,053,199
                                                                                      =============        ==========


NOTE 10 - Commitments and Contingencies

       Marketing Agreement - related party

       Jade had a marketing agreement with MarketShare on a month to month basis that called for payments of $5,000 per month, which terminated during 2002. Jade paid approximately $26,000 during 2002 relating to this agreement.

       Sublease Agreement - related party

       Jade had a sub-lease agreement with MarketShare that provided for the use of office space, office equipment, telephone, internet access and other amenities as needed. The amount of monthly rent paid was not to exceed $1,800 per month and the agreement was month to month and terminated during 2002. Jade paid approximately $9,000 during 2002 relating to this agreement.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 10 - Commitments and Contingencies, continued

       Other Contingencies

       As indicated in Note 1, the operations of Jade are concentrated in the facilitation of electronic identification and distribution of adult content. There may be laws or regulations in the United States or other countries that may affect the operations of the Company.

       Lease Obligations

       Dominix abandoned office space during 2001 under three separate lease agreements, which provide for average minimum monthly lease payments remaining under the lease agreements ranging from approximately $3,000 to $22,000 per month expiring in various years through 2007. Dominix is contingently liable for liquidating damages for the failure to observe covenants contained in the leases and any deficiency between the rent commitments and the net amount of any rents collected by the landlords for the demised premises for each month of the period, which would otherwise have constituted the balance of the term of the leases, including expenses incurred by the landlords in connection with re-letting the space. The estimated liquidating damages for the re-let space as of December 31, 2003 approximate the security deposits retained by the landlords in accordance with these lease agreements.

       Employment Agreements

       The Company has employment contracts with three key employees through June 2007 that provide for minimum annual salary, adjusted for cost-of-living changes, bonus, certain reimbursed expenses, with an automatic two year extension period.

       Future minimum payments under the contracts are as follows:

                        For the Years Ending
                             December 31,                      Amount
                  -------------------------------------------------------
                                2004                         $270,000
                                2005                          270,000
                                2006                          200,000
                                                            ---------


                                Total                        $740,000
                                                            =========


       The Company agreed to issue, after its pending 1 for 200 reverse stock split 100,000 shares of its restricted common stock to a key employee that will vest according to the following schedule: 40,000 shares vesting and deliverable post the effectiveness of a reverse split and 20,000 shares vesting upon the, twelve, eighteen and twenty-four month anniversaries of the effective date of his employment.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 10 - Commitments and Contingencies, continued

       Litigation

       An attorney, Robert Fierman, Esq., served a summons and is seeking the payment of legal fees in the amount of $22,230, plus interest. Dominix and Mr. Fierman entered into an agreement whereby in full settlement of all claims of Mr. Fierman against Dominix, Dominix agreed to issue 10,000 shares of its common stock to be delivered following any reverse stock split of the Company's outstanding common stock. These shares have not been issued as of December 31, 2003.

       In addition, at December 31, Dominix has $30,000 accrued for several legal judgments outstanding. It is reasonably possible that Dominix may settle these claims for an amount different than what has been accrued.

NOTE 11 - Terminated Proposed Acquisitions

       MarketShare Recovery, Inc.

       In September 2003 Dominix entered into an amended letter of intent (the "Amended LOI") relating to the proposed acquisition by the Company of certain assets of MarketShare Recovery Inc., a Delaware corporation ("MarketShare"). MarketShare is an on-line advertising and marketing company and is a publicly reporting company (OTC BB: MSRY). In March 2004, Dominix entered into a termination agreement with MarketShare Recovery Inc., canceling the proposed acquisition of MarketShare and simultaneously entered into a database license agreement between Jade and MarketShare (see note 12).

NOTE 12 - Subsequent Events

       License Agreement

       In March 2004, Jade entered into a database license agreement with MarketShare to use and to sublicense the use of its database for a term of ten years and forgave the repayment of approximately $46,000 of advances made to MarketShare by Jade.

       Sub-Lease Agreement

       Jade and MarketShare sub agreed to share the expense of office facilities occupied by them jointly under a lease held by MarketShare beginning January 1, 2004.

DOMINIX, INC. AND SUBSIDIARIES
(A Development Stage Company)
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2003 (UNAUDITED)


The following UNAUDITED pro forma consolidated balance sheet of DOMINIX, INC. AND SUBSIDIARIES ("DOMINIX") includes the historical audited consolidated balance sheet of DOMINIX as of December 31,2003 adjusted for the effects of the debt and preferred stock Conversions , the reverse stock split and issuances of shares under the 2003 Equity Incentive Plan all of which are to be effectuated upon the mailing of the Information Statement to the shareholders of Dominix These proposed transactions are individually accounted for in the accompanying eight pro forma adjustments.

The pro forma consolidated balance sheet should be read in conjunction with the separate historical financial statements of Dominix.

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                             PROFORMA CONSOLIDATED BALANCE SHEET

                                                               December 31, 2003
--------------------------------------------------------------------------------

                                                ASSETS
                                                                            Proforma
                                                     Audited      J/E's   Adjustments        Proforma
                                                   -----------    -----   -----------      -----------
CURRENT ASSETS
Cash                                               $   314,875            $        --      $   314,875
Prepaid expenses and other current assets                1,247                     --            1,247
                                                   -----------            -----------      -----------

Total Current Assets                                   316,122                     --          316,122

PROPERTY AND EQUIPMENT, Net                              6,726                     --            6,726

OTHER ASSETS
Video library                                           50,000                     --           50,000
Due from affiliate                                      45,567                     --           45,567
Deferred financing costs, net                           76,000                     --           76,000
                                                   -----------            -----------      -----------

TOTAL ASSETS                                       $   494,415            $        --      $   494,415
                                                   ===========            ===========      ===========

                                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Convertible debentures, net of deferred
debt discount of $527,100                          $   289,900   3,5,7    $  (289,900)     $        --
Accrued expenses and other current liabilities         197,157   3,4,5       (105,836)          91,321
Due to stockholders and affiliates                       9,445                     --            9,445
                                                   -----------            -----------      -----------

TOTAL CURRENT LIABILITIES                              496,502               (395,736)         100,766
                                                   -----------            -----------      -----------

STOCKHOLDERS' DEFICIENCY
Series A cumulative convertible                          3,440     2           (3,440)              --
Series B convertible                                        82     6              (82)              --
Common stock                                           197,140    1-8        (187,403)           9,737
Additional paid in capital                             151,209   1,3-8      1,363,761        1,514,970
Unearned consulting fees                                    --     8         (250,000)        (250,000)
Deficit accumulated during development stage          (353,958)    7         (527,100)        (881,058)
                                                   -----------            -----------      -----------

TOTAL STOCKHOLDERS' DEFICIENCY                          (2,087)               395,736          393,649
                                                   -----------            -----------      -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIENCY                           $   494,415            $        --      $   494,415
                                                   ===========            ===========      ===========

                                                  DOMINIX, INC. AND SUBSIDIARIES
                                                   (A Development Stage Company)

                                                            PROFORMA ADJUSTMENTS

                                                               December 31, 2003
--------------------------------------------------------------------------------

                                                                                             SHARES
                                                                              -------------------------------------
                                                                                               PREFERRED SERIES
                                                                                           ------------------------
 J/E                      Account                          Dr          Cr         Common         A            B
-------------------------------------------------------------------------------------------------------------------
                               Outstanding at 12/31/03                         197,140,105   3,439,999      82,167
    1 Common stock                                        196,154             (196,154,404)
      Additional paid-in capital                                     196,154
      (TO RECORD COMMON STOCK SPLIT ONE FOR TWO HUNDRED)

    2 Common stock                                                     3,440
      Preferred stock - Series A Cumulative Convertible -   3,440                3,439,999  (3,439,999)
      (TO RECORD CONVERSION OF PREFERRED TO COMMON)

    3 Convertible debentures (default) 12%                112,000
      Accrued expenses and other current liabilities       43,122
      Common stock                                                       189       189,000
      Additional paid-in capital                                     154,933
      (TO RECORD CONVERSION OF DEBENTURES INTO
      189,000 SHARES OF COMMON STOCK)

    4 Accrued expenses and other current liabilities       22,230
      Common stock                                                        10        10,000
      Additional paid-in capital                                      22,220
      (TO RECORD FIERMAN SETTLEMENT, ISSUANCE OF
      10,000 SHARES OF COMMON)

    5 Convertible debenture (default) 8%                  100,000
      Convertible debentures (default) 12%                 30,000
      Accrued expenses and other current liabilities       40,484
      Common stock                                                       131       131,000
      Additional paid-in capital                                     170,353
      (TO RECORD CONVERSION OF DEBENTURES INTO
      131,000 SHARES OF COMMON)

    6 Common stock                                                     3,906
      Additional paid-in capital                            3,824
      Preferred stock - Series B                               82                3,905,700                 (82,167)
      (TO RECORD CONVERSION OF PREFERRED SERIES B TO
      COMMON)

    7 Deficit accumulated during development stage        527,100
      Convertible debentures 7%                           575,000
      Convertible debentures 7%                                      527,100
      Additional paid in capital                                     574,425
      Common Stock                                                       575       575,000
      (TO RECORD CONVERSION OF DEBENTURES INTO
      575,000 SHARES OF COMMON STOCK)

    8 Unearned consulting fees                            250,000
      Additional paid in capital                                     249,500
      Common stock                                                       500       500,000
      (TO RECORD EQUITY GRANT RECIPIENTS FOR FUTURE SERVICES)
                                                                             --------------------------------------
                                           GRAND TOTAL                           9,736,400          --          --
                                                                             ======================================